SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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FREMONT GENERAL CORPORATION

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
MAY 18, 2006

The Annual Meeting of the Stockholders of Fremont General Corporation (the “Company”) will be held at Loews Santa Monica Beach Hotel, located at 1700 Ocean Avenue, in Santa Monica, California 90401, on Thursday, May 18, 2006 at 2:30 p.m. (Pacific Time) for the following purposes:

1.	Election of seven directors to serve until the next Annual Meeting or until their successors have been elected and qualified;

2.	Approval of 2006 Performance Incentive Plan (the “2006 Plan”);

3.	Ratification of the appointment of Ernst & Young LLP as independent auditor; and

4.	Transaction of such other business as may be properly brought before the meeting and any postponement or adjournment thereof.

Only stockholders of record at the close of business on April 6, 2006 will be entitled to vote at the meeting and any postponement or adjournment thereof. A list of such stockholders will be open to the examination of any stockholder at the meeting and for a period of ten days prior to the date of the meeting at the executive offices of Fremont General Corporation, located at 2425 Olympic Boulevard, 3rd Floor, in Santa Monica, California.

Please sign, date and return the enclosed proxy form as soon as possible in the envelope provided, which requires no United States postage, or submit your proxy via the Internet or by telephone. Specific instructions on how to vote via the Internet or by telephone are included on the enclosed proxy form, which you will need to have in hand when you call or go online. If you plan to attend the meeting and wish to vote your shares in person, you may do so at any time before the proxy is voted.

All stockholders are cordially invited to attend the meeting.

Alan W. Faigin, Secretary

April 13, 2006

VOTING SECURITIES AND VOTE REQUIRED
ITEM 1
ELECTION OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION
FREMONT GENERAL CORPORATION STOCK PRICE PERFORMANCE
EMPLOYMENT AGREEMENTS
RETIREMENT AND OTHER BENEFIT PLANS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16( a ) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ITEM 2
APPROVAL OF THE 2006 PERFORMANCE INCENTIVE PLAN
ITEM 3
SELECTION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
ANNUAL REPORT TO STOCKHOLDERS AND ADDITIONAL INFORMATION
2007 ANNUAL MEETING — RECEIPT OF STOCKHOLDER PROPOSALS AND DIRECTOR NOMINEES
OTHER MATTERS

FREMONT GENERAL CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
May 18, 2006

This Proxy Statement is furnished in connection with the solicitation of proxies by Fremont General Corporation, a Nevada corporation (hereinafter called the “Company” or “Fremont General”), on behalf of the Board of Directors to be used at the Annual Meeting of Stockholders on Thursday, May 18, 2006 at 2:30 p.m. (Pacific Time) and at any postponement or adjournment thereof (the “Annual Meeting”). The Annual Meeting will be held at Loews Santa Monica Beach Hotel, 1700 Ocean Avenue, 2nd Floor Ballroom, in Santa Monica, California 90401. You may submit your vote by phone, by Internet or by completing, signing, dating and returning the enclosed proxy form in the envelope provided. Unless contrary instructions are indicated in your instructions, the persons designated as proxy holders in the proxy card will vote all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) “for” each of the following proposals: (i) the election of the seven nominees for directors named below, (ii) the approval of the 2006 Performance Incentive Plan, (iii) the ratification of the appointment of Ernst & Young LLP as independent auditor and (iv) as recommended by the Board of Directors with regard to any other matters, or if no recommendation is given, in their own discretion.

A proxy may be revoked by a stockholder at any time before it is exercised by giving written notice of revocation to the Secretary of the Company or to the inspectors of election, or by delivering prior to the time of the Annual Meeting a properly executed proxy bearing a later date. Stockholders having executed and returned a proxy, who attend the meeting and desire to vote in person, whether by proxy, voice vote or ballot, may revoke their prior proxy in that manner.

The Company will bear the cost of soliciting the proxies. In addition to the use of mails, proxies may be solicited by personal contact, telephone or telegraph, electronically via the Internet and by officers, directors and other employees of the Company. The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others, to send proxy material to, and obtain voting instructions from, such beneficial owners and will reimburse these holders for their reasonable expenses in so doing. The Company has retained Georgeson Shareholder, 17 State Street, New York, New York 10004, to assist with the solicitation of proxies for a fee of $6,500, plus reimbursement of out-of-pocket expenses.

It is important that your shares are voted and represented at the meeting regardless of the number of shares you hold. If you are not attending the meeting in person, we ask that you submit your vote instructions by telephone, by Internet, or by signing, dating and returning the enclosed proxy form as soon as possible. Instructions for voting by Internet and by telephone are described on the enclosed proxy form. There are separate Internet and telephone voting arrangements for stockholders that hold their shares directly in their own name and for stockholders that hold their shares through a bank, broker or another. Please check the enclosed proxy form or other information provided by the bank, broker or other holder to determine the voting options available.

The principal executive office of the Company is located at 2425 Olympic Boulevard, 3rd Floor, Santa Monica, California 90404. The approximate date when this Proxy Statement and form of proxy are being first sent to stockholders is April 18, 2006.

VOTING SECURITIES AND VOTE REQUIRED

The Board of Directors has fixed the close of business on April 6, 2006 (the “Record Date”) as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

As of the Record Date there were 77,885,542 shares of common stock outstanding, which are the only voting securities of the Company. Unless otherwise noted, information in this Proxy Statement as to stock ownership is given as of the Record Date. Each stockholder of record at the close of business on the Record Date is entitled to one vote for each share of common stock then held on each matter to come before the meeting. There is no cumulative voting with respect to the election of directors. We must have a quorum at the Annual Meeting to transact any business. For a quorum to be present, a majority of our outstanding shares of common stock must be represented in person or by proxy at the Annual Meeting. For purposes of determining a quorum, shares held by brokers or nominees will be treated as present even if the broker or nominee does not have discretionary power to vote on a particular matter or if instructions were never received from the beneficial owner. Abstentions will be counted as present for quorum purposes.

If a quorum is present, the seven nominees for director receiving the highest number of votes will be elected. The 2006 Performance Incentive Plan will be approved if a majority of the votes cast are voted “for” its approval. In addition, the total vote cast on the 2006 Performance Incentive Plan must represent over 50% in interest of shares entitled to vote on the proposal. To ratify the appointment of Ernst & Young LLP as the Company’s independent accountants, a majority of the votes cast on the proposal must vote in favor of the proposal. If a broker indicates on its proxy that it does not have discretionary authority to vote on a particular matter, we will treat the affected shares as not present and not entitled to vote with respect to that matter, even though the same shares may be considered present for quorum purposes and may be entitled to vote on other matters. Proxies marked “abstain” will be counted as votes cast against the proposal. Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as election inspectors for the meeting.

Any executed but unmarked proxies, including those submitted by brokers or nominees, will be voted “for” each of the proposals and nominees of the Board of Directors, as indicated in the accompanying proxy form. If, in the Company’s discretion, at any time it determines that an adjournment of the Annual Meeting is in the Company’s best interests, shares represented at the meeting by proxy may be used to adjourn the meeting.

ITEM 1

ELECTION OF DIRECTORS

At the Annual Meeting, seven directors are to be elected to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified. The shares represented by validly executed proxies will be voted for the election of the nominees named below as directors, unless authority to vote for a director or directors is withheld. If any nominee for any reason presently unknown cannot be a candidate for election or if a vacancy should occur before the election (which events are not anticipated), the shares represented by valid proxies will be voted in favor of the remaining nominees and may be voted for the election of a substitute nominee recommended by the Board of Directors (or the number of authorized directors may be reduced).

Our Board of Directors (hereinafter called the “Board” or the “Board of Directors”) currently consists of seven directors, four of whom are independent directors. The Board, upon recommendation by the Governance and Nominating Committee, has nominated the seven seated directors for re-election to the Board of Directors and recommends you vote in favor of their election.

The information set forth below as to each nominee for director has been furnished to the Company by the respective nominees for director:

		Principal Business Experience During Past Five Years	Director
Name	Age	and Certain Other Directorships	Since

James A. McIntyre	73	Chairman of the Board. Chief Executive Officer of the Company from 1976 to 2004. Director and officer of the Company and certain subsidiary companies during the past 42 years.	1972
Wayne R. Bailey	51	Executive Vice President and Chief Operating Officer of the Company since 2004. Executive Vice President, Treasurer and Chief Financial Officer of the Company from 1995 to 2004; Senior Vice President and CFO of the Company from 1994 to 1995; Vice President and CFO from 1990 to 1994. Director and officer of certain subsidiary companies during the past 19 years.	1996
Thomas W. Hayes	60	Chief Executive Officer and Chairman, TWH Advisors LLC, a consulting services firm, since 2002; formerly President and Director of MetWest Securities/Metropolitan West Financial, Inc., a multi-billion dollar investment management company, from December 1994 through December 2001; formerly Director of the Financial Restructuring Team/Financial Advisory, Orange County California from December 1994 to February 1995; Representative, Orange County Investment Pool from 1996 to February 2000; Director of Finance for the State of California from January 1991 to July 1993; Treasurer for the State of California from January 1989 to January 1991; Auditor General for the State of California from January 1979 to January 1989. Non-director member of the governance committee of Amerco, Inc. Director and chairman of the audit committee of Fremont Investment & Loan, a subsidiary of the Company.	2001
Robert F. Lewis	69	Attorney, founding partner and Managing Partner, Lewis Brisbois Bisgaard & Smith LLP since 1979. Director and member of the audit committee of Fremont Investment & Loan, a subsidiary of the Company.	2002
Russell K. Mayerfeld	52	Managing Member, Excelsus LLC, an advisory services firm since 2004; advisory services and private investor from April 2003 to March 2004; Managing Director, Investment Banking, UBS Warburg LLC and predecessors from May 1997 to April 2003; Managing Director, Investment Banking, Dean Witter Reynolds, Inc. from 1988 to 1997. Director of Reassure America Life Insurance Company (an indirect subsidiary of Swiss Re) since June 2005. Director and member of audit committee and corporate governance committee of HealthSpring, Inc., a Medicare health maintenance organization since February 2006. Director and member of the audit committee of Fremont Investment & Loan, a subsidiary of the Company.	2004
Louis J. Rampino	53	President and Chief Executive Officer of the Company since 2004. President and Chief Operating Officer of the Company from 1995 to 2004; director and officer of the Company and certain subsidiary companies during the past 23 years; employee for 28 years.	1994
Dickinson C. Ross	82	Retired; formerly Chairman of Johnson & Higgins of California, an international insurance brokerage firm.	1987

The members of the Board of Directors, the Committees of the Board on which they currently serve, and the number of meetings held in 2005 by each of the Committees are identified below.

Governance and
	Audit	Compensation	Nominating	Executive
Name of Director	Committee	Committee	Committee	Committee

Independent Non-Employee Directors:
Thomas W. Hayes	Chair	X	X
Robert F. Lewis	X	X	Chair	X
Russell K. Mayerfeld	X	X	X
Dickinson C. Ross		Chair
Employee Directors:
James A. McIntyre				Chair
Louis J. Rampino				X
Wayne R. Bailey
Number of Meetings in 2005	13	5	5

The Board of Directors held six meetings during 2005. A combined total of 29 Board and committee meetings were held during 2005, with perfect attendance at 27 of such meetings. Two directors missed one meeting each. The average attendance by directors at scheduled meetings of the Board and committees of which they are members on a composite basis was over 98%. The independent directors meet in executive session at meetings of the Board and Audit Committee. The director to preside during the executive session is determined at the beginning of the meeting. The Company requests that Board members attend the Annual Meeting of Stockholders and all directors were present at the 2005 Annual Meeting.

The Board of Directors of the Company recommends a vote “FOR” the election of the seven director nominees listed above.

Committees of the Board of Directors

The Board has appointed only independent non-employee directors to the Audit, Compensation and Governance and Nominating committees. A majority of the Board consists of independent directors. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with the Company, and conforms to the independence requirements in the New York Stock Exchange (the “NYSE”) listing rules. In making an independence determination, the Board will consider all relevant facts and circumstances. The Board has determined that directors Hayes, Lewis, Mayerfeld and Ross satisfy the NYSE’s independence requirements.

Members of the Audit Committee must also satisfy an additional Securities and Exchange Commission (“SEC”) independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from Fremont General or any of its subsidiaries other than their directors’ compensation, or otherwise be an “affiliated person” of the Company. The Board has determined that all members of the Audit, Compensation and Governance and Nominating committees satisfy the applicable SEC independence requirements.

Audit Committee.  The members of the Audit Committee are independent directors Hayes, who chairs the committee, Lewis and Mayerfeld. The Audit Committee meets with management, the independent auditor and the internal auditors to make inquiries regarding the manner in which the responsibilities of each are being discharged and to report their findings to the Board of Directors. The Audit Committee meets separately, without management present, with the independent auditor and with the internal auditors. The Audit Committee also meets in executive session. This committee is primarily concerned with the integrity of the Company’s financial statements, compliance by the Company with legal and regulatory requirements and the independence and performance of the Company’s internal and external auditors. The Board has determined that members of the Audit Committee satisfy the criteria required under applicable SEC and NYSE standards for independence and financial literacy.

Audit Committee Financial Expert.  The Board has determined that Director Hayes satisfies the criteria for classification as an “audit committee financial expert” as set forth in the applicable rules of the SEC.

See “Principal Business Experience During Past Five Years and Certain Other Directorships” and “Report of the Audit Committee.” The Audit Committee Charter may be found in Appendix A.

Compensation Committee.  The members of the Compensation Committee are independent directors Ross, who chairs the committee, Hayes, Lewis and Mayerfeld. This committee’s primary responsibility is to review and make recommendations to the Board with respect to management’s proposals regarding the Company’s various compensation programs, to administer the Company’s restricted stock and stock option award plans and annual and long term incentive compensation plans, and to make awards and other contractual arrangements for the top five executive officers that are intended to be qualified under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee conducts an annual performance review of the Chief Executive Officer and approves compensation and stock grants to senior executives. The Compensation Committee periodically evaluates and recommends to the Board the compensation of outside directors. The Board of Directors has determined that all members of this committee are outside independent directors within the meaning of Section 162(m) of the Code, and non-employee, independent directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). See “Report of the Compensation Committee.” The Compensation Committee Charter may be found in Appendix B.

Governance and Nominating Committee.  The members of the Governance and Nominating Committee are independent directors Lewis, who chairs the committee, Hayes and Mayerfeld. The purpose of this committee is to identify individuals qualified to become members of the Board and to recommend individuals to the Board for nomination as members of the Board and its committees, to develop and recommend to the Board a set of corporate governance principles applicable to the Company and to oversee an evaluation process of the Board and management. The Governance and Nominating Committee Charter may be found in Appendix C. The Company’s Guidelines on Significant Governance Issues may be found in Appendix D.

In nominating candidates, the Governance and Nominating Committee will take into consideration such factors as it deems appropriate. These factors may include judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. The minimum qualifications and attributes that the Governance and Nominating Committee will consider necessary for a director nominee include: the ability to apply good business judgment, the ability to exercise his or her duties of loyalty and care, proven leadership skills, diversity of experience, high integrity and ethics, the ability to understand principles of business and finance and familiarity with issues affecting businesses.

Executive Committee.  The members of the Executive Committee are directors McIntyre, who chairs the committee, Rampino and Lewis. This committee has the authority to exercise the powers of the Board of Directors in the management of the Company in accordance with the policy of the Company when the Board is not in session, except for actions specifically required by statute to be performed by the full Board. There were no Executive Committee meetings during 2005.

Compensation of Directors

On May 19, 2005, the Company’s Board of Directors approved, at the recommendation of the Compensation Committee, changes to its non-employee director compensation program. The new compensation program for directors who are not employees of the Company or any of its subsidiaries became effective on May 19, 2005 and includes the following components:

Annual Retainer — Non-employee directors are paid an annual retainer of $30,000 for service on the Board of Directors, plus an additional annual retainer of $20,000 for service on the Audit Committee and/or Compensation Committee, for a combined total annual retainer not to exceed $50,000. In 2005, this amount was prorated from May 19, 2005. No additional compensation is paid for serving on other committees of the Board.

From January 1 through May 18, 2005, directors who were not employees of the Company or any of its subsidiaries were paid an annual retainer of $24,000 for service on the Board of Directors, plus an additional annual retainer of $6,000 for service on the Audit Committee. No additional compensation was paid for serving on other Board committees.

Meeting Fees — Non-employee directors are paid a $1,500 per meeting fee for participation in meetings of the Board of Directors. The directors are reimbursed for actual expenses incurred to attend meetings of the Board of Directors and its committees. Directors are not paid meeting fees for attendance at Board committee meetings.

Restricted Stock — Non-employee directors will receive awards of restricted shares of the Company’s common stock. Two times the total Board and Committee annual retainer in effect on the date of grant (presently, $50,000) will be the basis for determining an automatic annual award of restricted stock. The number of shares will be determined by dividing the product (presently, $100,000) by the fair market value of the Company’s common stock on the date of grant. The fair market value is the closing trading price of the Company’s common stock on the trading date that immediately precedes the date of the award. Each award will have a two year term. Restrictions on the shares will be released at a rate of 50% per year beginning on January 1st of the year following the award, provided the director is still serving on the Board. This formula will also be the basis for restricted stock awards to new non-employee directors. Grants pursuant to this formula will be made to each seated non-employee director only after restrictions on share balances from pre-May 2005 awards have been fully released. Restricted stock awards to non-employee directors will be made under the Company’s stockholder approved 1997 Stock Plan, as amended (the “1997 Plan”) or a successor plan. Upon approval by the Company’s stockholders of the proposed 2006 Performance Incentive Plan (the “2006 Plan”), the restricted stock awards will be made under the 2006 Plan. The first grant pursuant to this restricted stock award formula was to Director Hayes, who was awarded 4,852 restricted shares ($100,000 divided by $20.61 per share). Restrictions on the first half of the shares awarded to Mr. Hayes were released on January 1, 2006. Directors Hayes, Lewis and Ross will each be eligible to receive a restricted stock award pursuant to this restricted stock formula on May 18, 2006.

Other Compensation — Non-employee directors participate in the Company’s Continuing Compensation Plan for Retired Directors. This plan was previously adopted by the Board of Directors for non-employee directors who retire from active service on the Board after completing at least five consecutive years of service as a director of the Company. Under the plan, for three years following an eligible director’s retirement from the Board, the Company will continue paying to the retired director monthly fees equal to the amount of the monthly retainer fee in effect at the time of the director’s retirement from the Board. The Company may make a lump sum payment of such fees to the retired director at its discretion. Such benefits as remain owing are extended to the surviving spouse of an eligible director who dies prior to retirement or during the three-year period thereafter. David W. Morrisroe’s widow received payment of fees under this retirement plan until September 2005.

There are no outstanding stock options held by non-employee directors. No stock options have been granted to non-employee directors since 1997. In 1996, each then seated non-employee director, which included Mr. Ross, was awarded 52,000 shares (as adjusted for the two-for-one stock split distributed on December 10, 1998) of restricted common stock under the Company’s 1995 Restricted Stock Award Plan, as amended (the “1995 Plan”). The restrictions on these shares were generally released at the rate of 10% per year beginning on January 1, 1997, and on each of the nine anniversaries thereafter, provided that the director was still serving on the Board of Directors and the Company had not exercised its reacquisition option with respect to such shares. In 2001, Mr. Hayes was awarded 24,000 shares of restricted common stock under the 1995 Plan. The restrictions on these shares were released at the rate of 25% per year beginning on January 1, 2002, and on each of the three anniversaries thereafter. In 2005, Mr. Hayes was awarded 4,852 shares of restricted common stock under the 1997 Plan, as reported above. The restrictions on these shares will generally be released at the rate of 50% per year beginning on the first designated release date of January 1, 2006 and on the one year anniversary thereafter, provided that he is still a director of the Company and the Company has not exercised its reacquisition option with respect to such shares. In 2002, Mr. Lewis was awarded 24,000 shares of restricted common stock under the 1997 Plan. Restrictions on these shares were released at the rate of 25% per year beginning on January 1, 2003, the first designated release date, and on each of the three anniversaries thereafter. In 2004, Mr. Mayerfeld was awarded 24,000 shares of restricted common stock under the 1997 Plan. Restrictions on these shares will generally be released at the rate of 25% per year beginning on the first designated release date, commencing on January 1, 2005, and on each of the three anniversaries thereafter, provided he is still on the Board and the Company has not exercised its reacquisition option with respect to such shares. Of the shares awarded to non-employee directors, 14,426 shares remain subject to restrictions, as of the date of this Proxy Statement. Restricted stock awarded under the 1995 Plan and the 1997 Plan includes dividend rights and the non-employee directors have been paid non-preferential quarterly cash dividends on their restricted shares.

In addition, directors Hayes, Lewis and Mayerfeld serve on the board of directors and audit committee of Fremont Investment & Loan (“FIL”), a subsidiary company, for which FIL pays director fees of $2,000 per month to each of the non-employee directors. During 2005, directors Hayes, Lewis and Mayerfeld were each paid director fees of $24,000 by FIL. Directors of FIL are elected annually. Directors Hayes, Lewis and Mayerfeld were first elected to FIL’s board in 2001, 2003 and 2004, respectively. The directors are reimbursed for actual expenses incurred to attend FIL’s board of director and audit committee meetings. Mr. Hayes also serves on the board of directors of Fremont Mortgage Securities Corporation, a subsidiary company of FIL, for which no director fees were paid in 2005.

The Compensation Committee periodically reviews the Company’s director compensation practices and compares them against the practices of other companies in the United States. The Compensation Committee and the Board of Directors believe that the Company’s total compensation paid to non-employee directors is competitive with the compensation offered by other companies and is fair and appropriate in consideration of the responsibilities and obligations of the Company’s non-employee directors. The following table sets forth the total compensation paid to each non-employee director during 2005:

			Non-preferential	Total Cash		Total
		Meeting	Dividends	Compensation	Restricted	Compensation
	Annual	Attendance	Paid on	Paid by the	Stock Awards	Paid by
Name	Retainer Fees	Fees	Restricted Stock	Company in 2005	in 2005(1)	FIL in 2005

Thomas W. Hayes	$44,032	$9,000	$776	$53,808	$100,000	$24,000
Robert F. Lewis	44,032	9,000	1,380	54,412	—	24,000
Russell K. Mayerfeld	44,032	9,000	4,140	57,172	—	24,000
Dickinson C. Ross	42,242	9,000	1,196	52,438	—	—

(1)	RESTRICTED STOCK AWARDS represent the fair market value on the date of grant (as determined by the terms of the plan under which the shares were awarded) of restricted shares of common stock that were awarded under the 1997 Plan.

Stockholder Communications with Directors

Stockholders may communicate with Fremont’s Board of Directors or Board committee members by writing to the following address: Board of Directors, c/o Corporate Secretary, Fremont General Corporation, 2425 Olympic Boulevard, 3rd Floor, Santa Monica, California 90404. Please specify to whom your correspondence should be directed. The Corporate Secretary will promptly forward all correspondence to the Board of Directors or committee member, as indicated in the correspondence, except for junk mail, mass mailings, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. Fremont’s Corporate Secretary may forward certain correspondence, such as product-related inquiries, elsewhere within the Company for review and possible response.

Corporate Governance

Fremont General has strong corporate governance practices, including those set forth in the Company’s Guidelines on Significant Governance Issues (“Governance Guidelines”), Audit Committee Charter, Compensation Committee Charter, Governance and Nominating Committee Charter and Code of Ethics for Senior Financial Officers, which are included in this Proxy Statement as Appendix A through Appendix E. These documents and the Company’s Code of Conduct can be found on the Company’s website at www.fremontgeneral.com. The Company’s Policy on Treatment of Employee and Contractor Complaints Regarding Accounting and Auditing Matters and financial concern hotline provide employees with a mechanism by which concerns over financial, accounting or audit matters can be reported in a confidential and anonymous manner and adequately addressed. The Board reviews the Company’s Governance Guidelines and the committee charters at least annually. In addition, the Board, the Audit Committee, the Compensation Committee and the Governance and Nominating Committee conduct annual self-assessment evaluations.

Executive Officers

The following table sets forth the names, ages, employment dates and positions of the executive officers of the Company and the date each became an officer of the Company (or its predecessor companies). All of the executive officers have been with the Company for over five years and have served as officers of the Company and its subsidiary companies. Executive officers are elected annually by the Board of Directors. There are no family relationships among directors, nominees for director and executive officers.

			Employee	Officer
Name	Position	Age	Since	Since

James A. McIntyre	Chairman of the Board	73	1963	1963
Louis J. Rampino	President and Chief Executive Officer	53	1977	1989
Wayne R. Bailey	Executive Vice President and Chief Operating Officer	51	1986	1989
Patrick E. Lamb	Senior Vice President, Treasurer and Chief Financial Officer	46	1986	1998
Raymond G. Meyers	Senior Vice President and Chief Administrative Officer	59	1980	1989
Murray L. Zoota	President and Chief Executive Officer of Fremont Investment & Loan(1)	61	1990	1990
Alan W. Faigin	Secretary, General Counsel and Chief Legal Officer	49	1980	1994

(1)	Acquired by the Company in 1990. Mr. Zoota was an officer of the predecessor company since 1977.

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this Report by reference therein.

The Audit Committee of the Board of Directors of the Company (the “Audit Committee”) assists the Board in fulfilling its responsibility for oversight of the integrity of the financial statements, compliance by the Company with legal and regulatory requirements and the independence and performance of the Company’s internal and external auditors. The Audit Committee is solely responsible for the appointment, compensation and oversight of the work of the Company’s independent auditing firm. During the fiscal year ended December 31, 2005, the Audit Committee met thirteen times. The Audit Committee discussed the interim financial information contained in the quarterly earnings announcements with the Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, and the independent auditor prior to public release. The Audit Committee’s written charter is included in this Proxy Statement as Appendix A. All members of the Audit Committee are independent as defined in the rules of the NYSE. The Board of Directors has determined that all members of the Audit Committee satisfy the criteria required under applicable SEC and stock exchange standards for independence and financial literacy and that director Thomas W. Hayes satisfies the criteria for classification as an “audit committee financial expert” as set forth in the applicable rules of the SEC.

The Audit Committee has reviewed and discussed with the Company’s management and with Ernst & Young LLP, the Company’s independent auditor, the audited statements of the Company as of December 31, 2005 (the “Audited Financial Statements”). In addition the Audit Committee discussed with Ernst & Young LLP (“Ernst & Young”) matters that independent accounting firms must discuss with audit committees under generally accepted auditing standards and standards of the Public Company Accounting Oversight Board (“PCAOB”), including matters related to the conduct of the audit of the Company’s consolidated financial statements and matters required by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committee).

Ernst & Young has provided to the Audit Committee the written disclosures and the letter required by Independence Standard No. 1 and has represented that it is independent from the Company. The Audit Committee discussed with Ernst & Young the matters required by Independence Standards Board Statement No. 1, including Ernst & Young’s independence from the Company. When considering Ernst & Young’s independence, the Audit Committee considered if services they provided to the Company beyond those rendered in connection with their audit of the Company’s consolidated financial statements, reviews of the Company’s interim condensed consolidated financial statements included in its Quarterly Reports on Form 10-Q and the attestation of management’s report on internal control over financial reporting were compatible with maintaining their independence. The Audit Committee also reviewed, among other things, the audit, audit-related and tax services performed by, and the amount of fees paid for such services to Ernst & Young. Pre-approval by the Audit Committee is required for non-audit services performed by Ernst & Young. The Audit Committee also discussed with management of the Company and the auditing firm such other matters and received such assurances from them as the Audit Committee deemed appropriate.

Management is responsible for the Company’s internal controls and the financial reporting process. Ernst & Young is responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and issuing a report thereon, and for attesting to management’s report on the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditor.

The Audit Committee met with Ernst & Young, and with the internal auditors, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal controls. The Audit Committee reviewed and discussed the Company’s progress on complying with Section 404 of the Sarbanes-Oxley Act of 2002, including the PCAOB’s Auditing Standard No. 2 regarding the audit of internal control over financial reporting.

Based on the foregoing review and discussions with management and the independent auditor, and a review of the report of Ernst & Young with respect to the Company’s Audited Financial Statements, and relying thereon, the Audit Committee recommended to the Board of Directors that the Company’s Audited Financial Statements for the year ended December 31, 2005 be included in the Company’s Annual Report on Form 10-K. The Audit Committee appointed Ernst & Young as the Company’s independent auditor for the fiscal year ended December 31, 2006.

Audit Committee

Thomas W. Hayes, Chairman
Robert F. Lewis
Russell K. Mayerfeld

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this Report by reference therein.

The Compensation Committee of the Board of Directors of the Company (the “Committee”) is comprised of independent, outside directors within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and independent, non-employee directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, respectively, who also meet the independence requirements of the NYSE. The Compensation Committee’s written charter is included in this Proxy Statement as Appendix B. The Committee believes that compensation should be driven by the long term interests of the stockholders and should be directly linked to corporate performance.

The compensation policy of the Company with respect to its executives and employees has long been and continues to be focused on paying for performance principally as related to achievement of pretax earnings targets.

The executive compensation program for officers of Fremont General is composed of three basic components tied to financial objective performance standards: (1) base salary, (2) annual cash and stock ownership bonus opportunity, and (3) long term cash and stock ownership bonus opportunity. The Committee is provided periodically with reports and data developed by internal Company staff and by retained nationally recognized outside compensation consultants, in keeping with the stated policy of the Committee and to ascertain that the Company’s compensation practices are comparable to those of companies which have similar businesses and size.

Compensation Limitations.  Section 162(m) of the Code and the Omnibus Budget Reconciliation Act of 1993 and regulations adopted thereunder, place limits on deductibility of compensation in excess of $1 million paid in any one year to the Company’s chief executive officer and to each of the other four highest-paid executive officers unless this compensation qualifies as “performance-based.” The Company has traditionally had annual and three-year performance based bonus plans under which executive officers participated. In 2004, stockholders of the Company approved the executive officer annual and long-term performance based bonus plans. Compensation paid to the executive officers under these plans qualifies under Section 162(m) of the Code and the Company can realize income tax deductions on this compensation. While the Committee designs certain components of its executive compensation program to comply with the requirements of Section 162(m), it believes that stockholder interests are best served by not restricting the Compensation Committee’s discretion and flexibility in designing its overall compensation program, even though such program may result in some non-deductible compensation expenses. Accordingly, the Committee has from time to time approved, and may in the future approve, compensation arrangements for certain officers that are not fully deductible.

Components of Executive Officer Compensation

Base Salary

Base salary represents only a portion of each executive’s total targeted cash compensation opportunity each year. Individual annual performance criteria are used to adjust the base salary. The current annual base salary rates of the executive officers identified in the Summary Compensation Table are as follows: Mr. McIntyre — $800,000; Mr. Rampino — $800,000; Mr. Bailey — $700,000; Mr. Lamb — $400,000; Mr. Meyers — $325,000; and Mr. Zoota — $475,000. See “Employment Agreements.”

Executive Officer Annual Bonus Plan

The Company places significant emphasis on attaining predetermined pretax earnings targets. The Executive Officer Annual Bonus Plan (the “Annual Plan”) was approved by the Company’s stockholders in 2004 and provides each executive with an opportunity to earn an annual bonus upon the Company’s achievement of those goals.

Bonus “targets” represent the balance of each executive’s total targeted annual cash compensation opportunity, and range from 10% to 50% of each executive’s base salary. These individual “target” bonus amounts are set by the Committee at the beginning of the plan year to reflect the ranking and relative level of contribution each executive is expected to make to the achievement of the Company’s predetermined pretax earnings targets. Actual bonuses earned can range from 50% of the executive’s “target” amount for performance at the minimum acceptable earnings level as set by the Committee, to a maximum of three times the “target” amount for earnings substantially in excess of the Company’s pretax earnings goals.

In March 2005, the Committee approved, and the Board ratified, pretax earnings targets for 2005 bonuses payable in 2006, upon achievement of the targets, to executive officers of the Company under the Annual Plan for the performance period of January 1, 2005 through December 31, 2005 (the “2005 Annual Plan”). The 2005 Annual Plan related to all executive officers. The Committee approved minimum, target and maximum bonus award levels, as a percent of salary, for the executive officers under the 2005 Annual Plan based upon achievement of 80% to 120% of the pre-established pretax earnings targets for 2005. Salary levels at year end are used to calculate bonuses. At the end of the one-year performance period, the Committee determined the extent to which the 2005 pretax earnings target had been achieved and authorized payouts to the executive officers under the 2005 Annual Plan. Bonuses were paid in cash at 100% of the amount of the cash bonus earned plus an award of shares of restricted common stock equal to 100% of the amount of the cash bonus earned. The number of shares of restricted stock was determined by dividing 100% of the amount of the cash bonus earned under the 2005 Annual Plan by the fair market value of Company common stock on the date of grant, as determined under the 2005 Annual Plan. The awards of restricted stock were made in March 2006 under the Company’s 1997 Plan and include dividend rights. Restrictions on the shares awarded will be released in one-third increments beginning on January 1, 2007. The Company can realize favorable tax deductions on the compensation paid under the 2005 Annual Plan to the executive officers because it qualifies under Section 162(m) of the Code. A similar Annual Plan was approved by the Committee for 2006 under which the Chief Executive Officer’s and the other four highest-paid executive officers’ earned compensation will qualify under Section 162(m) of the Code. See “Retirement and Other Benefit Plans — Executive Officer Annual Bonus Plan” and “1997 Stock Plan.”

Long Term Compensation

In addition to annual compensation considerations, the Company has adopted the following three forms of long term compensation that focus the executives on increasing stockholder value over the long term by aligning the interests of the officers with those of the stockholders.

Bonus Opportunity

The Executive Officer Long Term Incentive Compensation Plan (the “Long Term Incentive Plan”) provides for a bonus opportunity dependent upon the Company achieving a predetermined cumulative pretax earnings target during a three-year period as a function of an executives’ base salary for the period. The Company’s stockholders approved the Long Term Incentive Plan in 2004. The Company can realize income tax deductions for the compensation paid to the executive officers under the Long Term Incentive Plan because it will qualify under Section 162(m) of the Code.

In March 2005, the Committee approved and the Board ratified the cumulative pretax earnings targets for the three-year performance period for bonuses payable in 2008, upon achievement of the targets, to executive officers of the Company under the Long Term Incentive Plan. The three-year performance period under the Long Term Incentive Plan is January 1, 2005 through December 31, 2007. The Committee approved minimum, target and maximum cash bonus award levels, as a percent of salary, for the executive officers under the Long Term Incentive Plan based upon achievement of 60% to 120% of the pre-established three-year cumulative pretax earnings targets. An average of the executive’s salary at year end for each of the three years is used in the bonus calculation. At the end of the three-year performance period, the Committee will determine whether and the extent to which the cumulative pretax earnings target has been achieved, and if achieved, will authorize payouts to the executive officers under the Long Term Incentive Plan. Bonuses will be paid in cash equal to 100% of the earned cash bonus amount and may also include an award of shares of restricted common stock of up to 100% of the earned cash bonus. The number of shares of restricted stock received will be determined by dividing up to 100% of the cash bonus earned under the Long Term Incentive Plan by the fair market value of the Company’s common stock. If our stockholders approve the 2006 Plan, the grant of restricted stock will be made under the 2006 Plan, rather than under the 1997 Plan. The term of the restricted stock award will be set by the Committee on the date bonus payouts are authorized, but generally the restrictions will be released on one-third increments beginning on January 1st of the year following the award date.

See “Retirement and Other Benefit Plans — Executive Officer Long Term Incentive Compensation Plan,” “1997 Stock Plan” and “Approval of the 2006 Performance Incentive Plan.”

Stock Ownership

The Committee’s intent in making stock awards to the executive officers has been to link the financial interests of the executives very closely to those of our stockholders. In 2004, the Company strengthened the link between executive compensation and performance with the adoption of the Annual Plan and the Long Term Incentive Plan. Both of these performance-based bonus plans were approved by our stockholders in 2004. Beginning with stock awards made in February 2004, the number of shares of restricted stock granted to executive officers will be determined by dividing 100% of the amount of the cash bonus earned by each executive under the Annual Plan (one-year plan), and may include up to 100% of the amount of the cash bonus earned under the Long Term Incentive Plan (three-year plan), by the fair market value of the Company’s common stock on the date of grant, in accordance with the terms of the respective plans. This formula was utilized to determine the number of restricted shares of common stock awarded to executive officers in February 2005 and the number of restricted shares awarded to executive officers under the Annual Plan in March 2006. Restrictions on such shares will generally lapse with respect to one-third of the number of shares awarded to the executive officers beginning on January 1st of the year following the grant. The shares of restricted stock issued to the executive officers were shares reserved for issuance under the Company’s stockholder approved 1997 Plan. If our stockholders approve the 2006 Plan, awards of restricted stock will be issued from shares reserved for issuance under the 2006 Plan rather than under the 1997 Plan. Because the compensation will qualify under Section 162(m) of the Code, the Company can realize income tax deductions for restricted stock awards granted under the Annual Plan and the Long Term Incentive Plan to the chief executive officer and to each of the other four highest-paid executive officers.

Stock Award Plans

•	The 1997 Plan provides a long term compensation opportunity for the officers and certain key employees of the Company and its subsidiaries. Stock options and awards of rights to purchase shares of the Company’s common stock, generally in the form of restricted stock awards, may be granted under the 1997 Plan. Stock options granted under the 1997 Plan may be either “incentive stock options,” as defined in Section 422 of the Code, or non-statutory stock options. See “Retirement and Other Benefit Plans — 1997 Stock Plan.” An aggregate of 694,052 shares of restricted common stock were awarded during 2005, of which 460,700 restricted shares were awarded to executive officers. The restricted shares awarded in 2005 to executive officers include 229,746 restricted shares earned in 2004 under the 2004 Executive Officer Annual Bonus

Plan (the “2004 Annual Plan”) that were reported in the compensation table in last year’s Proxy Statement. In 2006, an aggregate of 388,379 restricted shares were awarded, of which 186,396 restricted shares were awarded to executive officers for compensation earned in 2005 under the 2005 Annual Plan and which are reported in the Summary Compensation Table in this Proxy Statement. No stock options have been granted since 1997. See “Executive Compensation — Summary Compensation Table” and “Retirement and Other Benefit Plans — 1997 Stock Plan.”

•	The 1995 Restricted Stock Award Plan, As Amended (the “1995 Plan”), also provides a long term compensation opportunity for the officers and certain key employees of the Company and its subsidiaries through awards of rights to purchase shares of the Company’s common stock, generally in the form of restricted stock awards. The 1995 Plan expired under its terms in November 2005 such that no new awards will be made under the 1995 Plan. See “Retirement and Other Benefit Plans — 1995 Restricted Stock Award Plan, As Amended.” No awards were made under the 1995 Plan during 2005.

•	The Amended Non-Qualified Stock Option Plan of 1989 (the “1989 Plan”) provides a long term compensation opportunity for the officers of the Company and certain key subsidiary officers. Stock options granted to the participants vested at the rate of 25% per year beginning on the first anniversary of each grant and generally have a term of ten years. Following adoption of the 1997 Plan, no additional awards were granted under the 1989 Plan. Forfeited shares under the 1989 Plan pour over into the 1997 Plan and become available for future grants under the 1997 Plan. If stockholders approve the 2006 Plan, forfeited shares under the 1989 Plan will not become available for future grants.

The Company has entered into employment agreements with certain executive officers which include provisions for early release of restrictions on shares awarded to them under the 1995 Plan and 1997 Plan, and for acceleration of vesting of stock options granted to them under the 1989 Plan and 1997 Plan, upon the occurrence of certain events. If our stockholders approve the 2006 Plan, awards of restricted stock under that plan will be included under the relevant provisions of the employment agreements. See “Employment Agreements.”

Life, Supplemental Income Protection and Personal Liability Insurance

•	The Company provides a Group Variable Universal Life Insurance Program (the “GVUL”) for executive officers and certain other key employees of the Company. The GVUL replaces basic group term life insurance coverage that would otherwise be paid by the Company for these employees. See “Retirement and Other Benefit Plans — Group Variable Universal Life Insurance Program.”

•	The Company provides a Personal Liability Insurance Program for executive officers and certain other key employees of the Company. Participants under this program are provided with personal liability protection of $2 million to $15 million, depending upon the individual participant’s position with the Company.

•	The Company provides an Individual Income Protection Policy for certain officers to supplement their group long term disability coverage that is limited due to plan levels. The Company provides this benefit, which will replace up to 75% of their basic monthly earnings, less group long term disability benefits to $5,000, due to an injury or sickness that prevents them from performing the duties of their occupation.

Employment Agreements — Executive Officers

In 2003, the Committee recommended, and the Board of Directors approved, the fourth amendment to the 1994 Employment Agreement with James A. McIntyre who is Chairman of the Board. In 2000, the Committee recommended, and the Board of Directors approved, Employment Agreements with Louis J. Rampino who is President and Chief Executive Officer, Wayne R. Bailey who is Executive Vice President and Chief Operating Officer, and Raymond G. Meyers who is Senior Vice President and Chief Administrative Officer, and in 2003, Management Continuity Agreements with Patrick E. Lamb who is Senior Vice President, Treasurer and Chief Financial Officer, Murray L. Zoota who is President and Chief Executive Officer of Fremont Investment & Loan, and certain other key employees. See “Employment Agreements.”

Compensation of the Chief Executive Officer

Louis J. Rampino is the Company’s President and Chief Executive Officer. As part of its annual review of the executive compensation program and strategies, the Committee has reviewed Mr. Rampino’s aggregate compensation and equity-based awards for 2005 and those that are planned for 2006, including perquisites. The Committee has reviewed Mr. Rampino’s entire compensation package and believes it is reasonable when compared with the compensation of chief executive officers of comparable companies, especially in view of the outstanding performance achieved by the Company under his leadership. The Committee believes that Mr. Rampino’s compensation program includes an appropriate balance between salary and variable compensation arrangements that is consistent with the Company’s compensation policies for executive officers in general. The Committee has reviewed potential amounts that could be received by Mr. Rampino under the Company’s various compensation and benefits plans upon his retirement, an involuntary termination of employment, or in connection with a change of control of the Company. The Committee has concluded that the amounts to which Mr. Rampino would be entitled and the potential payouts are reasonable under the applicable circumstances.

With respect to the compensation of Mr. Rampino for 2005, the Committee reports:

1. Base Salary — The base salary paid to Mr. Rampino in 2005 was $800,000. See “Executive Compensation — Summary Compensation Table.” This amount is comparable to the salaries paid to Chief Executive Officers in companies of comparable size in the financial services industries.

2. Annual Bonus — Mr. Rampino was paid a cash bonus of $1.2 million and awarded 52,933 shares of restricted common stock having a fair market value of $1.2 million on the date of grant that were earned in 2005 and awarded in March 2006 under the Company’s stockholder approved Annual Plan. See “Executive Compensation — Summary Compensation Table,” “Retirement and Other Benefit Plans — Executive Officer Annual Bonus Plan” and “1997 Stock Plan.”

3. Stock Award — In February 2005, Mr. Rampino was awarded 48,299 shares of restricted common stock under the 1997 Plan. In determining the number of restricted shares for this award, the Compensation Committee divided 100% of the amount of the cash bonus earned in 2004 by Mr. Rampino (the cash bonus amount was reported in the 2005 Proxy Statement) under the Company’s three-year bonus plan that was the predecessor to the Long Term Incentive Plan, by the fair market value of the Company’s common stock on the date of grant. This utilized the formula provided in the stockholder approved Long Term Incentive Plan. The three-year bonus plan that was paid out in February 2005 did not include a provision for stock awards. Accordingly, the awards of these 48,299 shares of restricted stock are included in this Proxy Statement in the Summary Compensation Table as 2005 compensation. See “Executive Compensation — Summary Compensation Table.”

4. Executive Officer Long Term Incentive Compensation Plan — Mr. Rampino participates in the Company’s Long Term Incentive Plan. This stockholder approved plan provides for a bonus opportunity dependent upon the Company achieving a cumulative pretax earnings target. In March 2005, the Compensation Committee established the cumulative pretax earnings target under the Long Term Incentive Plan for the three-year period 2005 through 2007. This plan is similar to previous “three-year” incentive compensation plans authorized by the Board of Directors. See “Long Term Incentive Plans — Awards in Last Fiscal Year” and “Retirement and Other Benefit Plans — Executive Officer Long Term Incentive Compensation Plan.”

5. Other Compensation — In 2005, other compensation to Mr. Rampino included Company contributions to the 401(k) Plan and Employee Stock Ownership Plan and credits under the Supplemental Executive Retirement Plan II and Excess Benefit Plan, collectively, $1,363,901. In 2005, other annual compensation totaling $146,396 to Mr. Rampino included: premiums paid by the Company on behalf of Mr. Rampino under the Company’s Group Variable Life Insurance Program, an automobile allowance, an executive medical allowance, contributions to fund long term disability, long term care and personal liability insurance, employer-paid non-qualified FICA taxes, occasional use of corporate aircraft for personal travel and country club dues. The Company provided him with a car and driver at an incremental cost to the Company in 2005 of $65,420. See “Executive Compensation — Summary Compensation Table,” “Retirement and Other Benefit Plans — Group Variable Universal Life Insurance Program” and “Employment Agreements.”

The Company entered into an employment agreement with Mr. Rampino. The agreement ensures that the Company will continue to have Mr. Rampino’s services available to it pursuant to the agreement’s terms. See “Employment Agreements.”

The Committee’s policies with respect to executive compensation for other executive officers of the Company are substantially the same as those applied to Mr. Rampino on an appropriate scale based upon scope of responsibility and position. Each of the other five executive officers reported in the Summary Compensation Table received annual base salaries, auto allowances, bonuses, restricted stock awards and other compensation (see “Executive Compensation — Summary Compensation Table”) on substantially the same basis as was applied to the Chief Executive Officer, at lesser rates, except for Mr. McIntyre, who, since 2005, has not participated in the Company’s annual or three-year bonus programs.

It remains the primary goal of the Committee to relate compensation to corporate performance and to compensate executives of the Company based principally on achievement of pretax earnings targets in an effort to enhance stockholder value on a long term basis.

The tables that follow disclose details of compensation paid to the executives of the Company in 2005, as well as that paid in the previous two years. Descriptions of the Company’s employment agreements with its officers and the retirement and benefit plans also follow.

There are no current or former Company employees serving on the Compensation Committee and there are no circumstances under which the Company would be required to report any “compensation committee interlocks” under the applicable proxy rules of the SEC.

Compensation Committee

Dickinson C. Ross, Chairman
Thomas W. Hayes
Robert F. Lewis
Russell K. Mayerfeld

EXECUTIVE COMPENSATION

The following table and accompanying notes provide information with respect to total compensation earned or paid by the Company to the Chief Executive Officer and the five most highly compensated executive officers of the Company serving at the end of fiscal 2005 (the “Named Executive Officers”) during fiscal years 2005, 2004 and 2003.

Summary Compensation Table
(Dollars in thousands)

					Long Term Compensation
					Awards		Payouts
	Annual Compensation				Restricted	Securities
				Other Annual	Stock	Underlying	LTIP	All Other
		Salary	Bonus	Compensation	Awards	Options	Payouts	Compensation
Name and Principal Position	Year	($)(1)	($)(2)	($)(3)	($)(2)(4)	(#)(5)	($)(6)	($)(7)
	(Dollars in thousands)

James A. McIntyre	2005	$800.0	$—	$144.5	$1,214.4	—	$—	$1,162.6
Chairman of the Board	2004	800.0	1,200.0	179.7	2,400.0	—	1,200.0	594.0
	2003	800.0	1,200.0	131.1	—	—	—	441.8
Louis J. Rampino	2005	800.0	1,200.0	146.4	2,310.9	—	—	1,363.9
President and Chief	2004	760.4	1,200.0	269.2	2,250.2	—	1,100.0	625.0
Executive Officer	2003	700.0	1,050.0	77.3	—	—	—	306.2
Wayne R. Bailey	2005	700.0	1,050.0	88.2	2,010.5	—	—	1,139.7
Executive Vice President,	2004	660.4	1,050.0	152.4	1,950.3	—	950.0	525.0
and Chief Operating Officer	2003	600.0	900.0	53.4	—	—	—	244.3
Patrick E. Lamb	2005	350.0	552.5	61.8	959.8	—	—	273.1
Senior Vice President,	2004	315.2	420.0	65.2	720.0	—	425.0	160.1
Treasurer and Chief Financial	2003	250.0	300.0	44.8	—	—	—	98.2
Officer
Raymond G. Meyers	2005	325.0	390.0	54.3	882.1	—	—	496.2
Senior Vice President and	2004	325.0	390.0	43.9	780.1	—	487.5	235.7
Chief Administrative Officer	2003	325.0	390.0	31.3	—	—	—	108.9
Murray L. Zoota	2005	475.0	700.6	125.9	1,374.6	—	—	474.8
President and Chief	2004	471.2	712.5	46.0	1,252.8	—	662.5	255.2
Executive Officer,	2003	442.3	540.0	33.2	—	—	—	224.2
Fremont Investment & Loan

(1)	SALARY includes all regular wages paid to the executive, and any amount which was voluntarily deferred by the executive pursuant to the Investment Incentive Plan (the “401(k) Plan”) and/or the Supplemental Executive Retirement Plan (in 2003 and 2004) or the Supplemental Executive Retirement Plan II (in 2005).

(2)	BONUS for 2005 reflects cash compensation paid pursuant to the Company’s Annual Plan. The bonus earned in 2005 and paid in 2006 under the 2005 Annual Plan was paid in cash at 100% of the amount of the cash bonus earned plus an award of shares of restricted common stock equal to 100% of the amount of the cash bonus earned. The number of shares awarded was determined by dividing 100% of the amount of the cash bonus earned by the fair market value of the Company’s common stock on the date of grant. The restricted stock awards under the 2005 Annual Plan were granted in 2006 and are reflected in the restricted stock award column in the Summary Compensation Table. The shares of restricted stock were awarded pursuant to the 1997 Plan and include dividend rights. This compensation qualifies under Section 162(m) of the Code for the Company’s top five executive officers. See “Retirement and Other Benefit Plans — Executive Officer Annual Bonus Plan” and “1997 Stock Plan.”

BONUS for 2004 and 2003 reflects cash compensation paid pursuant to the Company’s Management Incentive Compensation Plan (the “MICP”). Until the Annual Plan was adopted and approved by stockholders, executive officers participated in the annual MICP program. Bonuses paid to the executive officers in 2004 and 2003 under the MICP were awarded upon the achievement of predetermined annual pretax earnings targets that were approved by the Compensation Committee and ratified by the Board at the beginning of each MICP year. Pretax earnings in a range of 80% to 120% of the predetermined target created a pool for bonuses. Participants were awarded amounts from this pool as a percentage of their base salaries. The percentage is based upon scope of responsibility and position as determined by the Chief Executive Officer and the Compensation Committee.

(3)	OTHER ANNUAL COMPENSATION includes: (i) premiums paid by the Company (since 2004) for the Group Variable Universal Life Insurance Program, (ii) automobile allowances, (iii) executive medical allowances, (iv) amounts paid on behalf of the executive to provide for long term disability, long term care and personal liability insurance, (v) imputed income attributable to supplemental life insurance provided by the Company (since 2004), (vi) payment of accrued vacation, (vii) employer-paid non-qualified FICA taxes and (viii) club dues. Includes amounts for payment of accrued vacation as follows: in 2005 — Mr. Lamb and Mr. Zoota, in 2004 — Mr. Rampino, Mr. Bailey and Mr. Lamb, and in 2003 — Mr. Lamb. In addition to these amounts, executive officers of the Company may receive service recognition awards on milestone anniversary years under the Company’s service award program, “perquisites” and other personal benefits.

Executive officers of the Company may occasionally use the Company’s aircraft for personal travel. “Other Annual Compensation” includes the incremental cost to the Company for such use. The Company considers the incremental cost to be maintenance and operational costs. Operational costs are comprised of fuel, flight crew, aircraft cleaning, catering, ramp, landing and parking fees. It excludes the fixed costs of owning the aircraft. Amounts reported in the table for 2004 and 2003 for, respectively, Mr. McIntyre, Mr. Rampino and Mr. Bailey have been adjusted to report the incremental cost for use of the Company’s aircraft for personal travel, net of amounts paid by the officers directly to the charter company for the operational costs of such flights, rather than on the basis of the Standard Industry Fare Level (“SIFL”) rate used as the basis for amounts reported in last year’s Proxy Statement.

Other than as follows, the aggregate amounts of the personal benefits did not exceed the lesser of $50,000 or 10% of the annual salary and bonus reported for the executive officers.

•	In 2005, the total personal benefits and perquisites paid to Mr. McIntyre were $144,522 and included premiums of $49,094 paid by the Company on behalf of Mr. McIntyre under the Company’s Group Variable Universal Life Insurance Program, an automobile allowance, an executive medical allowance, contributions to fund long term disability, long term care and personal liability insurance, imputed income on supplemental life insurance provided by the Company, employer-paid non-qualified FICA taxes, club dues and occasional use of corporate aircraft for personal travel. In 2005, Mr. McIntyre paid directly to the charter company the operational costs for his use of the corporate aircraft for personal travel. Accordingly the amounts reported in the table under Other Annual Compensation are the difference between the operational costs and the incremental cost.

•	In 2005, the total personal benefits and perquisites paid to Mr. Rampino were $146,396 and included a Company provided car and driver at an incremental cost to the Company of $65,420 premiums paid by the Company for the Group Variable Universal Life Insurance Program, an automobile allowance, an executive medical allowance, contributions to fund long term disability, long term care and personal liability insurance, employer-paid non-qualified FICA taxes, country club dues, and occasional use of corporate aircraft for personal travel. In 2005, Mr. Rampino paid directly to the charter company the operational costs for one flight using the corporate aircraft for personal travel. Accordingly amounts reported in the table under Other Annual Compensation reflect the difference between the operational costs and the incremental cost.

•	In 2005, the total personal benefits and perquisites paid to Mr. Bailey were $88,247 and included premiums paid by the Company for the Group Variable Universal Life Insurance Program, an automobile allowance, an executive medical allowance, contributions to fund long term disability, long term care and personal liability insurance, employer-paid non-qualified FICA taxes, country club dues and $26,132 in incremental costs for occasional use of corporate aircraft for personal travel.

•	In 2005, the total personal benefits and perquisites paid to Mr. Zoota were $55,387 and included premiums paid by the Company for the Group Variable Universal Life Insurance Program, an automobile allowance of $15,600, an executive medical allowance, contributions to fund long term disability, long term care and personal liability insurance, employer-paid non-qualified FICA taxes and club dues. In addition, he received payment of accrued vacation.

(4)	RESTRICTED STOCK AWARDS represent the fair market value on the date of grant (as determined by the terms of the plan under which the shares were awarded) of restricted shares of common stock that were awarded under the 1997 Plan in each of the respective years. The amount reported for 2005 includes restricted shares issued in February 2005 and restricted shares earned under the 2005 Annual Plan that were issued in March 2006. Depending on the term of each award, the applicable percent (generally 33.3%, 25% or 10%) of the shares are released from the Company’s reacquisition option on the first designated release date and on each of the applicable anniversaries thereafter, provided that the executive officer’s status as an employee has not terminated and the Company has not exercised its reacquisition option. To date, non-preferential quarterly cash dividends have been paid on the restricted shares. See “Retirement and Other Benefit Plans — 1997 Stock Plan.” At December 31, 2005, the number and market value ($23.23 per share) of the aggregate restricted stock held by the Named Executive Officers were: Mr. McIntyre, 579,580 shares, $13.5 million; Mr. Rampino, 524,752 shares, $12.2 million; Mr. Bailey, 420,760 shares, $9.8 million; Mr. Lamb, 115,530 shares, $2.7 million; Mr. Meyers, 151,560 shares, $3.5 million; and Mr. Zoota, 233,860 shares, $5.4 million. In addition, the number and fair market value on the date of grant ($22.67 per share) of restricted stock awarded to the Named Executive Officers that was earned under the 2005 Executive Officer Annual Bonus Plan and issued in March 2006 were: Mr. Rampino, 52,933 shares, $1.2 million; Mr. Bailey, 46,317 shares, $1.05 million; Mr. Lamb, 23,158 shares, $525,000; Mr. Meyers, 17,203 shares, $390,000; and Mr. Zoota, 30,905 shares, $700,625.

The number of shares and market value have been adjusted to reflect the effect of stock splits and a stock dividend distributed by the Company subsequent to the grant dates of the respective restricted stock awards.

(5)	No stock options have been granted since 1997.

(6)	LTIP PAYOUTS represent bonuses earned pursuant to a Long Term Incentive Compensation Plan (“LTICP”). The Company had a LTICP that provided for bonus opportunity dependent upon the Company achieving a cumulative pretax earnings target for the three-year period from January 1, 2002 through December 31, 2004, the time during which the LTICP was in effect.

(7)	ALL OTHER COMPENSATION includes Company contributions to the executive officers’ accounts in the Employee Stock Ownership Plan (“ESOP”) and the 401(k) Plan, both of which are “qualified defined contribution retirement benefit” plans under the Code, and credits to the Supplemental Executive Retirement Plan II (“SERP II”) (to the Supplemental Executive Retirement Plan (“SERP”) in 2003 and 2004, and the Excess Benefit Plan (“EBP”), which are “non-qualified” supplemental retirement plans under the Code. The amounts allocated to each Named Executive Officer in 2005 were:

Name	ESOP	401(k)	EBP	SERP II
	(Dollars in thousands)

McIntyre	$15.7	$12.6	$15.8	$1,118.5
Rampino	15.7	12.6	15.8	1,319.8
Bailey	15.7	12.6	15.8	1,095.6
Lamb	15.7	12.6	15.8	229.0
Meyers	15.7	12.6	15.8	452.1
Zoota	15.7	12.6	15.8	430.7

Option/SAR Grants in Last Fiscal Year

There were no stock options or SARs granted during 2005.

Option Exercises and Year-End Option Values

Each optionee is responsible for any and all tax liabilities resulting from the exercise of stock options or any portion thereof, subject to contingent rights to surrender or offset shares to satisfy tax withholding obligations.

The following table and accompanying notes summarize certain required information regarding outstanding options held by the Named Executive Officers at the end of fiscal 2005. No stock options have been granted since 1997.

Aggregated Option/SAR Exercises in Last Fiscal Year
and Fiscal Year-End Option/SAR Values(1)

Number of Securities
	Shares		Underlying Unexercised		Value of Unexercised
	Acquired on	Value	Options/SARs at		In-the-Money Options/SARs
	Exercise	Realized	FY-End (#)(2)		at FY-End ($)(2)(3)
Name	#(2)	$	Exercisable	Unexercisable	Exercisable	Unexercisable

McIntyre	—	—	300,000	—	$2,487,750	—
Rampino	—	—	160,000	—	1,326,800	—
Bailey	—	—	—	—	—	—
Lamb	—	—	—	—	—	—
Meyers	—	—	—	—	—	—
Zoota	—	—	—	—	—	—

Total	—	—	460,000	—	$3,814,550	—

(1)	There are no SARs outstanding.

(2)	Options and values reported in the table have been adjusted to reflect the two-for-one stock split distributed in December 1998, a three-for-two stock split distributed in February 1996 and a stock dividend distributed in June 1995.

(3)	Value of Unexercised In-The-Money Options at Year End represents the difference between the market value at December 31, 2005 ($23.23 per share) of unexercised options and the respective exercise prices of the options. No representation regarding the “value” of such options is intended.

FREMONT GENERAL CORPORATION STOCK PRICE PERFORMANCE

The following Stock Price Performance Graph includes comparisons required by the SEC. The Graph does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference therein.

The graph below compares cumulative total return (i.e., change in stock price plus reinvestment of dividends) of Fremont General’s common stock measured against the five year cumulative total return of the Standard & Poor’s (“S&P”) Smallcap 600 Index, S&P 600 Index for Banks, and a Peer Group made up of the 11 companies, excluding Fremont, selected by S&P to comprise S&P’s SmallCap 600 Index for Thrifts and Mortgage Finance, which are comparisons selected by the Company as appropriate peer groups. Peer groups that appeared in Fremont General’s 2003 Proxy Statement were discontinued by S&P when it restructured some of its Global Industry Classification Standard indexes, including the Financials sector. The Company has selected peer groups in the S&P 600 that it believes are similar to those previously used in our Proxy Statement. S&P created the Thrifts and Mortgage Finance Index in its Financials sector, but because the index was new in 2003 it has no historical data beyond that date. The Peer Group is an attempt to approximate what the S&P 600 Index for Thrifts and Mortgage Finance history would have been had it existed for five years and is comprised of the companies that make up the S&P 600 Index for Thrifts and Mortgage Finance. The stock price performance shown in this graph is not necessarily indicative of, and not intended to, suggest future stock price performance.

Comparison of Five Year Cumulative Total Returns
Among Fremont General Corporation, S&P Smallcap 600 Index,
S&P 600 Index for Banks and Peer Group (1)

	At December 31,
Total Return Index	2000	2001	2002	2003	2004	2005
Fremont General Corporation	$100	$282.80	$165.09	$630.54	$948.72	$887.96
S&P Smallcap 600 Index	100	106.54	90.95	126.23	154.82	166.71
S&P 600 Index for Banks	100	114.52	122.64	168.05	206.30	190.44
Dow Jones Industrials	100	94.59	80.39	103.14	108.88	110.78
Peer Group(1)	100	109.99	127.95	194.07	224.03	209.63

(1)	Companies in Peer Group: Anchor Bancorp Wisconsin Inc., BankAtlantic Bancorp Inc., BankUnited Financial Corp., Brookline Bancorp Inc., Dime Community Bancshares Inc., Downey Financial Corp., Fidelity Bankshares Inc., Firstfed Financial Corp./CA, Flagstar Bancorp Inc., Franklin Bank Corp. and MAF Bancorp Inc.

Assumes $100 invested on December 31, 2000, as adjusted for stock splits and dividends. Total returns assume dividends reinvested on ex-date.

EMPLOYMENT AGREEMENTS

In 1994, the Compensation Committee recommended and the Board of Directors approved an employment agreement (the “Agreement”) with James A. McIntyre, replacing a prior such employment agreement which expired on December 31, 1993. In November 1996, the Compensation Committee recommended and the Board of Directors approved a first amendment to the Agreement (the “First Amendment”) to conform the Agreement with certain provisions of the employment agreements then in effect for Mr. Rampino and Mr. Bailey (see below). The First Amendment (i) added a definition of “Company Event” (as defined below) to the Agreement; (ii) provided that the unvested and/or restricted portion of any stock option and restricted stock held by Mr. McIntyre will accelerate in full so as to become completely vested and/or unrestricted upon certain terminations of employment or in the event of a Company Event (as defined below); and (iii) provided for a “Gross-Up Payment” (as defined below). The Agreement provides for a base salary of $600,000, subject to discretionary increases by the Board of Directors of the Company beginning in 1995. Mr. McIntyre’s annual base salary has been $800,000 since 1998. He participates in other employee benefit plans maintained by the Company for its employees. Although Mr. McIntyre is also eligible to participate in all of the bonus and incentive compensation plans and programs generally available to the senior management of the Company, he elected not to participate in the 2005 Long Term Incentive Plan (three-year plan), the 2005 Annual Plan, or the 2006 Annual Plan. In the event Mr. McIntyre’s employment with the Company terminates for any reason other than pursuant to a termination by the Company for cause or as the result of Mr. McIntyre’s death or total disability, Mr. McIntyre will receive a pro-rated portion of his bonuses for the year in which he so terminates. In addition, Mr. McIntyre will become a consultant to the Company. For the first five years of the consultancy, the Company will compensate Mr. McIntyre at an annual rate equal to his base salary at the time his employment terminated. During that period, Mr. McIntyre will also receive, whether by way of reimbursement, direct compensation or otherwise, specified fringe and other benefits. After such five-year period and for the remainder of Mr. McIntyre’s life, Mr. McIntyre will receive an annual amount equal to 50% of his base salary at the time his employment terminated. In the event Mr. McIntyre’s employment terminates as a result of his disability, the Company will pay Mr. McIntyre, for life, an annual amount equal to 50% of his base salary at the time his employment terminated, offset by any disability benefits he receives. In the event of Mr. McIntyre’s death, the Company will pay his estate any earned but unpaid salary, vacation pay and pro-rated bonus amounts accrued to the date of his death.

The Compensation Committee recommended and the Board of Directors approved, in November 1997, a Second Amendment to the Agreement to extend the employment period under the Agreement for an additional term of three years; in November 2000, a Third Amendment to the Agreement to extend the employment period under the Agreement for an additional term of three years with automatic extensions for additional one-year terms unless terminated by either party with at least a 90-day advance written notice prior to the end of the then-current term; and, in May 2003, a Fourth Amendment to the Agreement to conform certain provisions of Mr. McIntyre’s Agreement with those of other executive officers of the Company. The Fourth Amendment provides for a rolling 36 month term, such that on each day of employment, Mr. McIntyre has 36 months remaining on his Employment Agreement. Either party may terminate the Agreement by giving written notice consistent with the terms of the Agreement. In addition, the Fourth Amendment provides that in the event of a Company Event (as defined below) or Termination (other than as a result of the executive’s death) (i) Mr. McIntyre will be paid a cash payment equal to the target bonus amount of any bonus plans then in effect in which Mr. McIntyre is a participant, and (ii) the unvested portion of any stock option held by the executive at the time of such Termination will accelerate in full so as to become completely vested. Upon such a Company Event or Termination a cash payment equal to the aggregate stock option exercise price attributable to any then outstanding stock options will be paid to Mr. McIntyre.

In 1996, the Compensation Committee recommended and the Board of Directors approved Employment Agreements with Louis J. Rampino and Wayne R. Bailey. These Employment Agreements were effective as of February 8, 1996 and have a term of three years, which term automatically extended for an additional three years on February 8, 1998. In 2000, the Compensation Committee recommended and the Board of Directors approved Employment Agreements with Louis J. Rampino, Wayne R. Bailey and Raymond G. Meyers. These Employment Agreements, which were effective as of February 25, 2000, have a rolling 36 month term, such that on each day of employment, the executive has 36 months remaining on his respective Employment Agreement. The material terms of these agreements provided for base salaries as of the February 25, 2000 effective date of $700,000 for Mr. Rampino, $600,000 for Mr. Bailey and $325,000 for Mr. Meyers. These base salaries will be reviewed annually, and may be increased or decreased at the Committee’s discretion but not below these levels. Current base salary levels are: Mr. Rampino — $800,000, Mr. Bailey — $700,000, and Mr. Meyers — $325,000. These executives also participate in all of the bonus and incentive compensation plans and programs generally available to the senior management of the Company, as well as other employee benefit plans maintained by the Company for its employees. In the event of a “Company Event” (as defined below), or in the event of termination of employment, other than a voluntary termination or a termination by the Company for cause, but including death or total disability (a “Termination”), the Company will pay the executive officer (or his heirs) the equivalent of three years of base salary at the then current rate, along with pro-rata portions of any annual and/or longer term incentive plan(s). In addition, upon such a Company Event or Termination the executive will continue to be provided welfare and other employee benefits for up to three years and the unvested and/or restricted portion of any stock option or restricted stock held by the executive at the time of such Termination will accelerate in full so as to become completely vested and/or unrestricted. Upon such a Company Event or Termination a cash payment equal to the aggregate stock option exercise price attributable to any then outstanding stock options will be paid to the executive.

In 2003, the Company entered into Management Continuity Agreements with Patrick E. Lamb and Murray L. Zoota, which provide that upon a termination of employment in the event of a Company Event (as defined below), the unvested and/or restricted portion of any stock option and restricted stock held by the executive will accelerate in full so as to become completely vested and/or unrestricted, and providing for a base salary of $250,000 for Mr. Lamb and $450,000 for Mr. Zoota, which are to be reviewed annually, and may be increased or decreased at the Committee’s discretion subject to the terms of this Agreement. Current annual base salaries for Mr. Lamb and Mr. Zoota are $400,000 and $475,000, respectively. These Agreements do not have a specified term. Mr. Lamb and Mr. Zoota will participate in annual and/or longer term incentive plan(s), as well as any retirement, welfare or other benefits made available to other senior officers of the respective participating companies. The Company has entered into Management Continuity Agreements with certain other key employees of the Company and its subsidiary companies that have substantially the same terms as those with Mr. Lamb and Mr. Zoota, except for base salary amounts.

For purposes of the agreements discussed above, a “Company Event” is defined to have occurred when any one of the following events occurs: (i) any “person” or “group” acquires 30% or more of the total voting power represented by outstanding securities of the Company; (ii) the occurrence of certain changes in the composition of the Board of Directors; (iii) the stockholders approve a merger or consolidation of the Company involving a 50% or more change in ownership of the total voting power represented by the Company’s outstanding securities; or (iv) the stockholders approve a complete liquidation or sale of all or substantially all of the assets of the Company. For purposes of the Employment Agreements discussed above, a “Company Event” also will have occurred if James A. McIntyre, while serving as Chairman of the Board of Directors, has a conservator of his person appointed or dies.

For purposes of the agreements discussed above, to the extent that any payments made to the executive by the Company trigger the excise tax pursuant to the Internal Revenue Code (the “Code”) Sections 280G and 4999, or any comparable federal, state or local excise tax, additional payments will be made to the executive so that after taxes, the net economic effect to such executive will be the same as if such taxes did not apply to such executive. These additional payments are referred to as “Gross-Up Payments.”

RETIREMENT AND OTHER BENEFIT PLANS

Investment Incentive Plan (the “401(k) Plan”)

The 401(k) Plan has qualified as an employee retirement plan under Section 401(a) and 401(k) of the Code. Participation is optional for employees once they are eligible to participate.

Under the 401(k) Plan, employees may elect to have up to 15% of their eligible compensation deferred and deposited with the plan trustee which will invest the money at the employee’s discretion among a variety of investment funds including Company stock. Employee contributions are matched by the Company at a rate of one dollar for every dollar contributed up to 6% of eligible compensation deferred by the employee. Eligible employees may also make catch-up contributions permitted under the Code. The Company may make additional contributions in its discretion. Company contributions during 2005 to eligible employee participants were in shares of Company common stock. Employees have discretion to diversify out of Company common stock after the Company’s contribution has been allocated into participants’ accounts. All employee contributions are 100% vested. The 401(k) Plan provides that for any participant who is an employee on or after January 1, 2003, the participant’s interest in his or her matching contributions account is 100% vested. Disbursement of the employee’s account balance will occur upon retirement, termination of employment or death. Shares of the Company’s common stock held in the 401(k) Plan and allocated to participants’ accounts are voted by the 401(k) Plan’s Trustee upon instructions from the participants.

Employee Stock Ownership Plan (the “ESOP”)

In 1989, the Company adopted the ESOP, which is a qualified retirement plan as defined by the Code. Under the ESOP, the Company contributes cash and/or stock to be held in trust for eligible employee participants. Annually, the Board of Directors establishes the Company’s contribution at the level which it deems appropriate and reasonable, taking into account the financial performance of the participating companies. Since 1989, Board approved contribution levels have ranged between 0% and 15% of the eligible compensation of each eligible participant. The contributions to each eligible participating employee of participating companies are allocated as a percentage of the employee’s eligible compensation. Company contributions in 2006 for the 2005 plan year to eligible employee participants were in shares of Company common stock. Participants vest in their ESOP contributions 20% for each year of service and are fully vested after five or more years of service, as defined in the ESOP.

On December 31, 2005, the ESOP had no unallocated shares and had 4,785,130 shares of Company common stock allocated to participants’ individual ESOP accounts, representing 6.2% of the outstanding shares of common stock of the Company on that date. Shares of the Company’s common stock held in the ESOP and allocated to participants’ accounts are voted by the ESOP’s Trustee upon instructions from the participants, and by the ESOP committee appointed by the Board of Directors as to any unallocated shares of stock. The committee is currently comprised of Louis J. Rampino, Wayne R. Bailey, Patrick E. Lamb and Raymond G. Meyers. Benefits from the ESOP are paid out upon retirement, termination of employment, permanent disability or death.

Excess Benefit Plan (the “EBP”)

The EBP was adopted by the Board of Directors in 2003 as a mechanism to insure that participants who are subject to limitations on ESOP contributions under Section 415 of the Code receive the full benefit of the annual ESOP contribution declared by the Board of Directors. Contributions allocated in 2006, for the 2005 plan year, to the ESOP are limited by Section 415 Code to 100% of a participant’s total eligible compensation or $42,000, whichever is less. If this limitation prevents a participant from receiving a full ESOP contribution, the Company credits an amount equal to the excess contribution that would have otherwise been made to the ESOP to a bookkeeping account for the participant under the EBP, which is then deemed to be invested in shares of the Company’s common stock. The Company contributes an equal number of shares of the Company common stock to a grantor trust. The assets of the grantor trust remain those of the Company (and are subject to the claims of the Company’s creditors) until the EBP benefits are paid out upon termination of employment or death or termination of the EBP. At December 31, 2005 the EBP had 410,487 shares of Company common stock allocated to participants’

individual EBP accounts. Shares of the Company’s common stock held in the grantor trust are voted by the trustee of the grantor trust upon instructions from the EBP administrative committee appointed by the Board of Directors. The EBP administrative committee, in its discretion, has traditionally taken into account participants’ requests on how shares of the Company’s common stock held by the grantor trust are to be voted. The EBP does not require the administrative committee to do so and the administrative committee is not required to direct the trustee to vote proxies as requested by EBP participants. The committee is currently comprised of Louis J. Rampino, Wayne R. Bailey, Patrick E. Lamb and Raymond G. Meyers.

Supplemental Executive Retirement Plan II (the “SERP II”)

At the end of 2004, the Company adopted the SERP II as a mechanism for providing full benefits to those executives subject to Code limitations and eligible to participate in this plan. These limits may affect (i) the amount of eligible compensation permitted to be deferred into the Company’s 401(k) Plan, (ii) the amount of matching contributions the Company may make with respect to deferrals, and (iii) the amount of any ESOP contribution declared by the Board to be allocated to the ESOP. In addition, employee compensation deferrals under the SERP II, in combination with the employee’s 401(k) compensation deferrals, may equal up to 100% of total eligible compensation. The Company credits matching amounts based on the participants’ deferrals to the extent the matching contributions could not be made under the 401(k) Plan. Additionally, the Company in its discretion may elect to make additional “contributions” on behalf of participants. Deferrals, matching amounts, and discretionary “contributions” are credited to individual bookkeeping accounts for participants. Unless otherwise provided by the Board of Directors with respect to discretionary “contributions,” participants are vested in the amounts credited to their accounts. The SERP II is a non-qualified plan within the meaning of the Code. The Company contributes amounts equal to compensation deferrals, Company matching amounts and discretionary “contributions” under the SERP II to a grantor trust. The assets of the grantor trust remain those of the Company (and are subject to the claims of the Company’s creditors) until SERP II benefits are paid out. Benefits are paid out upon separation from service, death, or termination of the SERP II or, if earlier, an in-service distribution date elected by the participant at the time of making a deferral. Participants may request how their accounts are deemed invested in accordance with rules established by the SERP II administrative committee, which is currently comprised of Louis J. Rampino, Wayne R. Bailey, Patrick E. Lamb and Raymond G. Meyers. The deemed investments available do not include Company common stock.

Prior to January 1, 2005, deferrals were made to the SERP II’s predecessor, the Supplemental Executive Retirement Plan (the “SERP”). Due to new legislation governing deferred compensation, the SERP was frozen as of December 31, 2004. Thus, after December 31, 2004, no additional deferrals or other amounts were credited under the SERP. Balances will continue to be maintained in the SERP bookkeeping accounts. Benefits will be paid out to participants upon termination of employment, death or termination of the plan. Prior to December 31, 2004, Company “contributions” were allocated to the SERP as Company common stock. However, after being credited to a participant’s account, the participant could request that the deemed investment in Company common stock be changed to one of the other deemed investments under the SERP. Shares of the Company’s common stock held in the grantor trust are voted by the trustee of the grantor trust upon instructions from the SERP administrative committee appointed by the Board of Directors. The SERP administrative committee, in its discretion, has traditionally taken into account participants’ requests on how shares of the Company’s common stock are to be voted. The SERP does not require the administrative committee to do so and the administrative committee is not required to direct the trustee to vote proxies as requested by SERP participants. The administrative committee for the SERP is the same as for the SERP II.

1997 Stock Plan

In April 1997, the Board of Directors approved the 1997 Plan. The 1997 Plan became effective upon approval by the Company’s stockholders in May 1997 and will continue in effect for a term of ten years unless earlier terminated. If stockholders approve the 2006 Plan, no new awards will be granted under the 1997 Plan after the Annual Meeting. The 1997 Plan provides a long term compensation opportunity for the officers and certain key employees of the Company and its subsidiaries, and is designed to attract and retain these individuals and to align their interests with those of our stockholders through equity ownership.

Stock options granted under the 1997 Plan may be either incentive stock options, as defined in Section 422 of the Code, or non-statutory stock options. Non-statutory stock options and awards of rights to purchase shares of the Company’s common stock (“Stock Rights”) may be granted under the 1997 Plan to employees, directors and consultants of the Company or of any parent or subsidiary of the Company. Incentive stock options may be granted only to employees. A Stock Right may award the recipient shares of common stock, or may give the recipient the right to purchase common stock. Shares received or purchased pursuant to a Stock Right are subject to a restricted stock agreement between the Company and the recipient. Unless the 1997 Plan administrator determines otherwise, such agreement gives the Company a reacquisition option exercisable upon the termination of the recipient’s employment, directorship or consulting relationship with the Company. All shares of common stock awarded as Stock Rights under the 1997 Plan are subject to the Company’s reacquisition option and may not be sold by the recipients until these restrictions lapse. The reacquisition option lapses at a rate determined by the 1997 Plan administrator. Restricted stock awards under the 1997 Plan have generally had terms ranging from two to ten years. Depending on the term of each award, the applicable percent (i.e., 50%, 33.3%, 25%, 10%, etc.) of each 1997 Plan participant’s shares are generally released from the Company’s reacquisition option on the first designated release date and on each of the applicable anniversaries thereafter, provided that the 1997 Plan participant’s status as an employee, director or consultant has not terminated and the Company has not exercised its reacquisition option. Pending release of the restrictions, all of the Stock Right shares issued under the 1997 Plan are held in escrow by the Company for the account of each 1997 Plan participant. Forfeited 1997 Plan shares are retired and become available for reissuance under the 1997 Plan’s authorized shares. Upon a Change of Control of the Company, 100% of the restricted shares awarded under the 1997 Plan outstanding at that time will become unrestricted and will be released from the Company’s reacquisition option. Under the terms of the officers’ employment agreements and/or management continuity agreements, upon the occurrence of a Company Event, the release of restrictions will be accelerated on any restricted shares issued to them such that all such shares will become completely unrestricted. See “Employment Agreements.”

The 1997 Plan is administered by the Compensation Committee of the Board of Directors. Participants are entitled to the rights of stockholders with respect to shares awarded to them under the 1997 Plan, including the right to vote such shares and to receive cash and stock dividends, subject to the restrictions under the 1997 Plan. The number of shares of common stock awarded under and subject to the 1997 Plan will be proportionately adjusted for stock dividends and stock splits. As of March 31, 2006, 2,826,035 shares of common stock (as adjusted for the two-for-one stock split distributed on December 10, 1998) were reserved for issuance under the 1997 Plan, including forfeitures and the shares available for grant under the 1989 Plan that have poured over into the 1997 Plan since May 8, 1997. Under the terms of the 1997 Plan, annually in May, an increase will be made to the shares authorized for issuance under the 1997 Plan in an amount equal to (i) the number of shares awarded under the 1997 Plan during the preceding year or (ii) a lesser amount determined by the Board of Directors. The number of shares of common stock awarded under the 1997 Plan will be proportionately adjusted for stock dividends and stock splits.

During 2005, 694,052 shares of restricted common stock were issued under the 1997 Plan, of which 460,700 restricted shares were awarded to the executive officers. The restricted shares awarded in 2005 to executive officers include 229,746 restricted shares earned in 2004 under the 2004 Annual Plan that were reported in the Summary Compensation Table in last year’s Proxy Statement. In March 2006, 388,379 shares were awarded under the 1997 Plan, of which 186,396 were awarded to executive officers under the 2005 Annual Plan and which are reported in the Summary Compensation Table in this Proxy Statement. As of March 31, 2006, there were 1,796,777 restricted shares of common stock that were still subject to the Company’s reacquisition option. There are no outstanding stock options under the 1997 Plan.

1995 Restricted Stock Award Plan, As Amended (the “1995 Plan”)

In November 1995, the Board of Directors approved the 1995 Plan. The 1995 Plan became effective upon adoption by the Board in November 1995 and expired under its term of ten years in November 2005. No new awards will be granted under the 1995 Plan. The 1995 Plan is a long term employee benefit plan for officers, directors and employees designed to attract and retain these individuals and to maximize stockholder value by aligning the interests of such individuals with those of the stockholders through equity ownership. The 1995 Plan’s goals are to be achieved by providing participants with awards of restricted common stock.

All shares of common stock awarded under the 1995 Plan are subject to the Company’s reacquisition option and may not be sold by the 1995 Plan participants until this option lapses. Restricted stock awards under the 1995 Plan have generally had terms of four or ten years. Depending on the term of each award, the applicable percent (i.e., 25% or 10%) of each 1995 Plan participant’s shares are generally released from the Company’s reacquisition option on the first designated release date and on each of the applicable anniversaries thereafter, provided that the 1995 Plan participant’s status as an employee or director has not terminated and the Company has not exercised its reacquisition option. All of the shares issued under the 1995 Plan are held in escrow by the Company for the account of each 1995 Plan participant pending the release from the Company’s reacquisition option. If 1995 Plan shares are forfeited to the Company, they became available for future awards under the 1995 Plan until expiration of the 1995 Plan in November 2005. Since its expiration, 1995 Plan shares that are forfeited to the Company are cancelled and retired resulting in a reduction of the number of Company common stock shares that are issued and outstanding. Upon a Change of Control of the Company, 100% of the shares awarded under the 1995 Plan will become unrestricted and will be released from the Company’s reacquisition option. Under the terms of the officers’ employment agreements and/or management continuity agreements, upon the occurrence of a Company Event, the release of restrictions will be accelerated on any restricted shares issued to them such that all such shares will become completely unrestricted. See “Employment Agreements.”

The 1995 Plan is administered by the Compensation Committee of the Board of Directors. Participants are entitled to the rights of stockholders with respect to shares awarded to them under the 1995 Plan, including the right to vote such shares and to receive cash and stock dividends, subject to the restrictions under the 1995 Plan. The number of shares of common stock awarded under the 1995 Plan will be proportionately adjusted for stock dividends and stock splits.

The 1995 Plan expired by its terms in November 2005 such that no additional awards will be made under the 1995 Plan. No awards were granted under the 1995 Plan during 2005. As of March 31, 2006, there had been a total of 3,758,210 shares of restricted common stock awarded and issued, net of forfeitures, pursuant to the 1995 Plan since its inception. As of March 31, 2006, there were 105,950 shares awarded under the 1995 Plan that were still subject to restriction pursuant to the Company’s reacquisition option. The numbers of shares have been adjusted to reflect the effect of stock splits and a stock dividend distributed by the Company after the grant dates of the respective restricted stock awards. There are no shares available for grant under the 1995 Plan.

Amended 1989 Non-Qualified Stock Option Plan (the “1989 Plan”)

In 1989 the Board adopted, and the stockholders approved, the 1989 Plan which is administered by the Compensation Committee of the Board. Subsequently, the Board adopted and the stockholders approved amendments to the 1989 Plan. The 1989 Plan provides long term compensation opportunities for officers of the Company and certain key subsidiary executives. Stock options were granted to such individuals in each year from 1989 to 1994 and in 1997, and provide for the right to acquire shares of the common stock of the Company at a price based upon the fair market value on the date of grant. In determining the number of options to grant to each executive, the Committee used a salary multiple calculation that was set at levels consistent with the ranking of their respective positions. Non-employee directors were granted stock options under the non-discretionary provisions of the 1989 Plan in each year from 1992 to 1995. Stock options granted under the 1989 Plan have a term of ten years, and vested annually at the rate of 25% per year beginning on the first anniversary of the date of grant. Following adoption and approval of the 1997 Plan, all shares available for awards under the 1989 Plan flowed into the 1997 Plan, such that no additional awards will be made under the 1989 Plan. If 1989 Plan shares are forfeited they become available for issuance under the 1997 Plan. If the 2006 Plan is approved by our stockholders, forfeited 1989 Plan shares will no longer become available for issuance. There were 468,000 stock options outstanding under the 1989 Plan as of March 31, 2006. There are no shares available for grant under the 1989 Plan.

Group Variable Universal Life Insurance Program (the “GVUL”)

In November 2002, the Company implemented a Group Variable Universal Life Insurance Program. This program replaced the Split-Dollar Life Insurance Program that was terminated in October 2002. The GVUL also replaced the basic group term life insurance coverage paid by the Company for eligible employees. Participants under the GVUL plan are provided with individual permanent life insurance policies, with death benefit limits of 2 or 2 1/2 times compensation (depending upon the individual participant’s position with the Company). The GVUL includes permanent and portable life insurance protection and includes an additional tax-advantaged investment opportunity. The Company pays all premiums for this plan. GVUL policies are owned by the participants. Upon a participant’s termination of employment the participant has the ability to continue the life insurance policy by taking personal responsibility for payment of the policy premium.

Executive Officer Long Term Incentive Compensation Plan

In 2004, the Compensation Committee adopted the Long Term Incentive Plan which is structured to satisfy the requirements for performance-based compensation within the meaning of Section 162(m) of the Code. The Company’s stockholders approved the Long Term Incentive Plan in 2004. The Long Term Incentive Plan is a three-year plan designed to promote the success of the Company by providing performance incentives in a manner that preserves, for tax purposes, the Company’s ability to deduct that compensation. Bonus opportunities under the Long Term Incentive Plan are dependent upon the Company achieving a predetermined cumulative pretax earnings target during the three-year period as a function of an executive’s base salary for the period. The Long Term Incentive Plan relates to all executive officers. Generally, the Compensation Committee approves minimum, target and maximum cash bonus award levels under the Long Term Incentive Plan based upon achievement of 60% to 120% of a predetermined three-year cumulative pretax earnings target. At the conclusion of the three-year performance period, the Committee will determine whether, and the extent to which the earnings target has been achieved, and if achieved, will authorize payout of bonuses to the executive officers under the Long Term Incentive Plan. An average of the executive’s salary at year end for each of the three years will be used in the bonus calculation. Bonuses will be paid in cash equal to 100% of the amount of the cash bonus earned and may also include an award of shares of restricted common stock of up to 100% of the amount of the cash bonus earned. The number of shares of restricted stock received will be determined by dividing up to 100% of the amount of the cash bonus earned under the Long Term Incentive Plan by the fair market value of Fremont General’s common stock on the date of grant pursuant to the Long Term Incentive Plan. The restricted stock will be granted under the 1997 Plan or a successor plan. If our stockholders approve the 2006 Plan at the Annual Meeting, restricted stock will be granted under the 2006 Plan rather than under the 1997 Plan. Participants and earnings targets under the Long Term Incentive Plan for the three-year period January 1, 2005 through December 31, 2007 (the “2005 Long Term Incentive Plan) have been approved by the Compensation Committee.

Long Term Incentive Plans — Awards in Last Fiscal Year

The following table summarizes certain required information regarding awards made to the Named Executive Officers in the last completed fiscal year under the 2005 Long Term Incentive Plan.

Long Term Incentive Plans — Awards in Last Fiscal Year

	Number of	Performance
	Shares, Units	or Other	Estimated Future Payouts Under
	or Other	Period Until	Non-Stock Price-Based Plans(1)
	Rights	Maturation	Threshold	Target	Maximum
Name	(#)(1)	or Payout(1)	($ or #)	($ or #)	($ or #)
	(Dollars in thousands )

Rampino	22,263	3 years	$480	$800	$1,200
Bailey	19,481	3 years	420	700	1,050
Lamb	10,659	3 years	230	383	575
Meyers	9,045	3 years	195	325	488

(1)	Awards under the 2005 Long Term Incentive Plan will be earned over the three-year period 2005 through 2007 based upon the achievement of at least 60% of the cumulative predetermined pretax earnings targets established by the Compensation Committee and will increase commensurate with performance greater than 100% as a function of the average of the participant’s base salary in effect at the end of each year during the performance period. Participants and earnings targets are designated by the Compensation Committee. Earned bonuses will become payable after the end of 2007. For purposes of calculating the values in the above table, each executive’s estimated average base salary was multiplied by 60% as Threshold, 100% as Target and 150% as Maximum to determine the estimated future payouts. The actual payouts under the 2005 Long Term Incentive Plan are likely to be different from those set forth in the above table, depending upon actual average base salary of each of the executives and the actual performance achieved. Bonuses will be paid in cash equal to 100% of the amount of the cash bonus earned and may also include an award of shares of restricted common stock of up to 100% of the amount of the cash bonus earned. The number of shares of restricted stock received will be determined by dividing up to 100% of the amount of the cash bonus earned under the 2005 Long Term Incentive Plan by the fair market value of Fremont General’s common stock on the date of grant pursuant to the 2005 Long Term Incentive Plan. For purposes of calculating the number of restricted shares in the above table, the Target cash bonus and the fair market value of the Company’s common stock on March 31, 2006 were used.

Executive Officer Annual Bonus Plan

In 2004, the Compensation Committee adopted the Annual Plan, a plan designed to promote the success of the Company by providing performance incentives in a manner that preserves, for tax purposes, the Company’s ability to deduct that compensation under Section 162(m) of the Code. The Company’s stockholders approved the Annual Plan in 2004. The Annual Plan relates to all executive officers. Participants and earnings targets were designated at the beginning of 2005 by the Compensation Committee and ratified by the Board of Directors for the performance period beginning on January 1, 2005 through December 31, 2005 (the “2005 Annual Plan”). At the beginning of 2005, the Committee designated pretax earnings targets and approved minimum, target and maximum bonus award levels, as a percent of salary, for the executive officers under the 2005 Annual Plan, based upon achievement of 80% to 120% of the 2005 pretax earnings targets. Salary levels at year end are used to calculate bonuses. At the end of the one-year performance period, the Committee determined the extent to which the 2005 pretax earnings targets had been achieved and authorized bonuses to be paid to the executive officers under the 2005 Annual Plan. The bonuses were paid in cash at 100% of the amount of the cash bonus earned plus an award of shares of restricted common stock equal to 100% of the amount of the cash bonus earned in accordance with the 2005 Annual Plan. The number of shares of restricted stock was determined by dividing 100% of the amount of the cash bonus earned under the 2005 Annual Plan by the fair market value of Fremont General’s common stock on the date of grant. The grant of restricted stock was made pursuant to the 1997 Plan and includes dividend rights. See “Executive Compensation — Summary Compensation Table.” Participants and earnings targets under the Annual Plan for the period January 1, 2006 through December 31, 2006 (the “2006 Annual Plan”) have been approved by the Compensation Committee.

Personal Liability Insurance Program

In June 1997, the Company adopted a Personal Liability Insurance Program for executive officers and certain other key employees. Participants under this program are provided with personal liability protection of $2 million to $15 million, depending upon the individual participant’s position with the Company.

Long Term Disability Insurance Program

In June 2002, the Company implemented an Individual Income Protection Policy for executive officers and certain other key employees to supplement their group long term disability coverage that is limited due to plan levels. This plan provides for replacement of up to 75% of basic monthly earnings of the respective participant, less group long term disability benefits to $5,000, due to an injury or sickness that prevents them from performing the duties of their occupation. The Company pays the cost for this program.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as otherwise provided, the following table sets forth certain information as of March 31, 2006 with respect to shares of the Company’s common stock held by the only persons known to the Company to be the beneficial owners of more than 5% of such stock. For purposes of this Proxy Statement, the term “beneficial ownership” of securities as used herein is defined in accordance with the rules of the SEC and means generally the power to vote or to exercise investment discretion with respect to securities, regardless of any economic interests therein, or to acquire securities on or within 60 days of the applicable date of determination. The following table also sets forth certain information as of March 31, 2006 with respect to shares of the Company’s common stock beneficially owned by each director, Named Executive Officer and by all directors and executive officers as a group. On March 31, 2006, the Company had 77,885,542 shares of common stock outstanding.

Common Stock Beneficially Owned

	Amount and Nature
	of Beneficial
	Ownership		Percent
Name	(# Shares)		of Class

James A. McIntyre	9,508,628	(1)	12.2%
Barclays Global Investors, NA	7,254,183	(2)	9.3%
FMR Corp.	5,814,840	(3)	7.5%
Goldman Sachs Asset Management, L.P.	4,277,889	(4)	5.5%
Louis J. Rampino	1,116,354	(5)	1.4%
Wayne R. Bailey	487,663	(6)	*
Patrick E. Lamb	156,297	(7)	*
Raymond G. Meyers	91,609	(8)	*
Murray L. Zoota	284,266	(9)	*
Robert F. Lewis	142,216	(10)	*
Dickinson C. Ross	72,418	(11)	*
Russell K. Mayerfeld	26,000	(12)	*
Thomas W. Hayes	30,352	(13)	*
All directors, nominees, Named Executive Officers and executive officers as a group (11 persons)	12,037,554	(1, 5-13)	15.4%

*	Less than 1%.

(1)	Includes (i) 3,791,704 shares held by the James A. McIntyre Living Trust under which James A. McIntyre is the trustee and holds a vested beneficiary ownership, (ii) 50,700 shares held by the James A. McIntyre Grandchildren’s Trust under which Mr. McIntyre is the trustee, (iii) 3,000,000 shares held by the Padaro Partnership, L.P. The James A. McIntyre Living Trust (of which Mr. McIntyre is trustee and holds a vested beneficiary interest) as general partner, owns 66.7% of the common stock interest (2,000,000 shares) held in the Padaro Partnership, L.P. James A. McIntyre, as the limited partner, owns 33.3% (1,000,000 shares) of the common stock interest held in the Padaro Partnership, L.P. and holds a vested beneficiary interest, (iv) 300,000 stock option shares which Mr. McIntyre has the right to exercise within 60 days of March 31, 2006, (v) 858,178 shares owned directly or beneficially through the trustee(s) of the employee retirement or other benefit plans, (vi) 273,046 shares of restricted common stock, and (vii) 1,235,000 shares held in the McIntyre Foundation in which Mr. McIntyre has no pecuniary interest but shares dispositive power through his position on its board of directors. In addition, 36,820 units of Company 9% Preferred Securities are held by the James A. McIntyre Living Trust, 1,800 units of the Preferred Securities are held by the James A. McIntyre Grandchildren’s Trust and 32,180 units of the Preferred Securities are held by the McIntyre Foundation, less than 1% of the Preferred Securities issued and outstanding.

(2)	Barclays Global Investors, NA, whose address is 45 Fremont Street, San Francisco, CA 94105, reported in its Schedule 13G dated January 31, 2006, that it was the beneficial owner of such shares and stated that it has sole voting power with respect to 7,254,183 of such shares, shared voting power with respect to none of such shares and sole dispositive power with respect to all of such shares. The Company is unaware of any subsequent change in Barclays Global Investors, NA’s beneficial ownership.

(3)	FMR Corp., whose address is 82 Devonshire Street, Boston, Massachusetts 02109, reported in its Schedule 13G dated February 14, 2006, that it was the beneficial owner of such shares and stated that it has sole voting power with respect to 317,540 of such shares, shared voting power with respect to none of such shares and sole dispositive power with respect to all of such shares. The Company is unaware of any subsequent change in FMR Corp.’s beneficial ownership.

(4)	Goldman Sachs Asset Management, L.P., whose address is 32 Old Slip, New York, NY 10005, reported in its Schedule 13G dated January 24, 2006, that it was the beneficial owner of such shares and stated that it has sole voting power with respect to 3,163,639 of such shares, shared voting power with respect to none of such shares and sole dispositive power with respect to all of such shares. The Company is unaware of any subsequent change in Goldman Sachs Asset Management, L.P.’s beneficial ownership.

(5)	Includes (i) 313,784 restricted shares awarded under the 1997 Plan, (ii) 297,706 shares owned directly or beneficially through the trustee(s) of the employee retirement or other benefit plans, and (iii) 160,000 stock option shares which Mr. Rampino has the right to exercise within 60 days of March 31, 2006.

(6)	Includes (i) 256,806 restricted shares awarded under the 1997 Plan and (ii) 221,541 shares owned directly or beneficially through the trustee(s) of the employee retirement or other benefit plans.

(7)	Includes (i) 85,019 restricted shares awarded under the 1997 Plan and (ii) 71,278 shares owned directly or beneficially through the trustee(s) of the employee retirement or other benefit plans. In addition, Mr. Lamb owns 1,200 units of the Preferred Securities, less than 1%.

(8)	Includes (i) 79,424 restricted shares awarded under the 1997 Plan and (ii) 12,185 shares owned directly or beneficially through the trustee(s) of the employee retirement or other benefit plans. In addition, Mr. Meyers owns 2,700 units of the Preferred Securities, less than 1%.

(9)	Includes (i) 51,500 shares held by the Zoota Family Trust, of which Mr. Zoota is a trustee and holds a vested beneficiary interest, (ii) 159,259 restricted shares awarded under the 1997 Plan and (iii) 73,507 shares owned directly or beneficially through the trustee(s) of the employee retirement or other benefit plans.

(10)	Includes 8,392 shares held as Custodian for his sons U/CA/UTM.

(11)	Includes (i) 59,404 shares held by the D. C. Ross Separate Property Trust, of which Mr. Ross is the trustee and holds a vested beneficiary interest and (ii) 11,714 shares held by the Ross Community Property Trust, of which Mr. Ross is a trustee and holds a vested beneficiary interest. In addition, Mr. Ross’ wife owns 1,300 shares of common stock and 500 shares of the Preferred Securities through her separate property trust for which Mr. Ross disclaims beneficial ownership.

(12)	Includes 12,000 restricted shares awarded under the 1997 Plan.

(13)	Includes (i) 27,926 shares held by the Hayes Family Trust, of which Mr. Hayes is a trustee and holds a vested beneficiary interest and (ii) 2,426 restricted shares awarded under the 1997 Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2005, and as of the date of this Proxy Statement, there have been no relationships, transactions or currently proposed transactions between the Company or any of its subsidiaries and any executive officer, director, nominee for director, 5% beneficial owner of the Company’s common stock, or member of the immediate family of the aforementioned in which one of these individuals or entities had an interest of more than $60,000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of the Company’s common stock (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership of common stock and other securities of the Company on Forms 3, 4 and 5 with the SEC and the

NYSE. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of reports received by the Company or written representations from the Reporting Persons, the Company believes that with respect to the fiscal year ended December 31, 2005, all the Reporting Persons complied with all applicable Section 16(a) filing requirements, except that James A. McIntyre, Louis J. Rampino, Wayne R. Bailey, Patrick E. Lamb, Murray L. Zoota, Alan W. Faigin and Thomas W. Hayes each failed to timely file one Form 4.

ITEM 2

APPROVAL OF THE 2006 PERFORMANCE INCENTIVE PLAN

General

At the Annual Meeting, stockholders will be asked to approve the Fremont General Corporation 2006 Performance Incentive Plan (the “2006 Plan”), which was adopted, subject to stockholder approval, by the Board of Directors on April 11, 2006.

The Company believes that incentives and stock-based awards focus employees on the objective of creating stockholder value and promoting the success of the Company, and that incentive compensation plans like the proposed 2006 Plan are an important attraction, retention and motivation tool for participants in the plan.

The Company currently maintains the Fremont General Corporation 1997 Plan. As of March 31, 2006, a total of 1,796,777 shares of the Company’s common stock were then subject to outstanding awards granted under the 1997 Plan, and additional 2,826,035 shares of the Company’s common stock were then available for new award grants under the 1997 Plan. The 1997 Plan is scheduled to expire pursuant to its terms on May 8, 2007, the tenth year anniversary of its adoption by the Company’s stockholders.

The Board of Directors approved the 2006 Plan based, in part, on a belief that the impending expiration of the 1997 Plan does not give the Company sufficient authority and flexibility to adequately provide for future incentives. If stockholders approve the 2006 Plan, no new awards will be granted under the 1997 Plan after the Annual Meeting. In that case, the number of shares of the Company’s common stock that remain available for award grants under the 1997 Plan immediately prior to the Annual Meeting will become available for award grants under the 2006 Plan. An additional 6,000,000 shares of the Company’s common stock will also be made available for award grants under the 2006 Plan, so that if stockholders approve the 2006 Plan, a maximum of 8,826,035 shares will initially be available for award grants under that plan. In addition, if stockholders approve the 2006 Plan, any shares of common stock subject to stock option grants under the 1997 Plan that expire, are cancelled, or otherwise terminate after the Annual Meeting will also be available for award grant purposes under the 2006 Plan and any shares of common stock subject to restricted stock awards granted under the 1997 Plan that fail to vest or are forfeited after the Annual Meeting will also be available for award grant purposes under the 2006 Plan.

If stockholders do not approve the 2006 Plan, the Company will continue to have the authority to grant awards under the 1997 Plan. If stockholders approve the 2006 Plan, the termination of our grant authority under the 1997 Plan will not affect awards then outstanding under that plan.

Summary Description of the 2006 Performance Incentive Plan

The principal terms of the 2006 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2006 Plan, which appears as Exhibit I to this Proxy Statement.

Purpose.  The purpose of the 2006 Plan is to promote the success of the Company and the interests of our stockholders by providing an additional means for us to attract, motivate, retain and reward directors, officers, employees and other eligible persons through the grant of awards and incentives for high levels of individual performance and improved financial performance of the Company. Equity-based awards are also intended to further align the interests of award recipients and our stockholders.

Administration.  Our Board of Directors or one or more committees appointed by our Board of Directors will administer the 2006 Plan. Our Board of Directors has delegated general administrative authority for the 2006 Plan to the Compensation Committee. A committee may delegate some or all of its authority with respect to the 2006 Plan to another committee of directors, and certain limited authority to grant awards to employees may be delegated to one or more executive officers of the Company. (The appropriate acting body, be it the Board of Directors, a committee within its delegated authority, or an executive officer within his or her delegated authority, is referred to in this proposal as the “Administrator”).

The Administrator has broad authority under the 2006 Plan with respect to award grants including, without limitation, the authority:

•	to select participants and determine the type(s) of award(s) that they are to receive;

•	to determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award;

•	to cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;

•	to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards (provided that the extension or acceleration does not cause the holder of the award to be subject to tax under Section 409A of the Code);

•	subject to the other provisions of the 2006 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award; and

•	to allow the purchase price of an award or shares of the Company’s common stock to be paid in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of the Company’s common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law.

No Repricing.  In no case (except due to an adjustment to reflect a stock split or similar event) will any adjustment be made to a stock option or stock appreciation right award under the 2006 Plan (by amendment, cancellation and regrant, exchange or other means) that would constitute a repricing of the per share exercise or base price of the award without prior approval of the Company’s stockholders.

Eligibility.  Persons eligible to receive awards under the 2006 Plan include officers or employees of the Company or any of its subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of its subsidiaries. Currently, approximately 100 officers and employees of the Company and its subsidiaries (including all of the Company’s Named Executive Officers), and each of the Company’s four non-employee directors, are considered eligible under the 2006 Plan.

Authorized Shares; Limits on Awards.  The maximum number of shares of the Company’s common stock that may be issued or transferred pursuant to awards under the 2006 Plan equals the sum of: (1) 6,000,000 shares, plus (2) the number of shares available for additional award grant purposes under the 1997 Plan as of the date of the Annual Meeting and determined immediately prior to the termination of the authority to grant new awards under that plan as of the date of the Annual Meeting, plus (3) the number of any shares subject to stock options granted under the 1997 Plan and outstanding as of the date of the Annual Meeting which expire, or for any reason are cancelled or terminated, after the date of the Annual Meeting without being exercised, plus (4) the number of any shares subject to restricted stock awards granted under the 1997 Plan and outstanding as of the date of the Annual Meeting that for any reason fail to vest or are otherwise forfeited after the date of the Annual Meeting. As of March 31, 2006, approximately 2,826,035 shares were available for additional award grant purposes under the 1997 Plan and approximately 1,796,777 shares were subject to awards then outstanding under the 1997 Plan. As noted above, no additional awards will be granted under the 1997 Plan if stockholders approve the 2006 Plan.

The following other limits are also contained in the 2006 Plan:

•	The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the plan is 6,000,000 shares.

•	The maximum number of shares subject to those options and stock appreciation rights that are granted during any calendar year to any individual under the plan is 250,000 shares.

To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 2006 Plan. In the event that shares are delivered in respect of a dividend equivalent right, only the actual number of shares delivered with respect to the award shall be counted against the share limits of the 2006 Plan. To the extent that shares are delivered pursuant to the exercise of a stock appreciation right or stock option, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits, as opposed to only counting the shares actually issued. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits with respect to such exercise.) Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2006 Plan will again be available for subsequent awards under the 2006 Plan. In addition, the 2006 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2006 Plan.

Types of Awards.  The 2006 Plan authorizes stock options, stock appreciation rights, restricted stock, stock units, stock bonuses and other forms of awards granted or denominated in the Company’s common stock or units of the Company’s common stock. The 2006 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be paid or settled in cash.

A stock option is the right to purchase shares of the Company’s common stock at a future date at a specified price per share (the “exercise price”). The per share exercise price of an option may not be less than the fair market value of a share of the Company’s common stock on the date of grant. The maximum term of an option is ten years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under “Federal Income Tax Consequences of Awards Under the 2006 Plan” below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the Code and the 2006 Plan. Incentive stock options may only be granted to employees of the Company or a subsidiary.

A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of share of the Company’s common stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price will be established by the Administrator at the time of grant of the stock appreciation right and cannot be less than the fair market value of a share of the Company’s common stock on the date of grant. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is ten years from the date of grant.

A restricted stock award is an award typically for a fixed number of shares of common stock, which is subject to vesting or other restrictions. The Administrator must specify the price, if any, or the services the recipient must provide for the shares of restricted stock, the conditions on vesting (which may include, among others, the passage of time or specified performance objectives or both) and any other restrictions (for example, restrictions on transfer) imposed on the shares. Unless the Administrator otherwise provides in an award agreement, a restricted stock award confers voting and dividend rights prior to vesting.

The other types of awards that may be granted under the 2006 Plan include, without limitation, stock bonuses, restricted stock, performance stock, stock units, dividend equivalents, or similar rights to purchase or acquire shares. The Administrator may require or permit participants to elect to defer the issuance of shares on the settlement of awards in cash, subject to satisfaction of requirements applicable to deferred compensation plans under Section 409A of the Code.

Acceleration of Awards; Possible Early Termination of Awards.  Generally, and subject to limited exceptions set forth in the 2006 Plan and unless otherwise provided in a participant’s employment or other agreement with the Company or one of its subsidiaries, if any person acquires more than 50% of the outstanding common stock or combined voting power of the Company, if certain changes in a majority of our Board of Directors occur over a period of not longer than two years, if stockholders prior to a transaction do not continue to own more than 50% of the voting securities of the Company (or a successor or a parent) following a merger or consolidation or a sale or other disposition of all or substantially all of the Company’s, or if the Company is dissolved, then awards then-outstanding under the 2006 Plan may become fully vested or paid, as applicable, and may terminate or be terminated in such circumstances. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2006 Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a change in control event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event.

Transfer Restrictions.  Subject to certain exceptions contained in Section 5.5 of the 2006 Plan, awards under the 2006 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws and, with limited exceptions set forth in the 2006 Plan, are not made for value.

Adjustments.  As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2006 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

No Limit on Other Authority.  Except as expressly provided with respect to the termination of the authority to grant new awards under the 1997 Plan if stockholders approve the 2006 Plan, the 2006 Plan does not limit the authority of the Board of Directors or any committee to grant awards or authorize any other compensation, with or without reference to the Company’s common stock, under any other plan or authority. In addition, the 2006 Plan does not limit the authority of the Board of Directors or any committee, by agreement with a participant, to alter standard provisions as to the vesting or exercisability of awards under an employment agreement or otherwise.

Termination of or Changes to the 2006 Plan.  The Board of Directors may amend or terminate the 2006 Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of the plan. For example, stockholder approval will be required for any amendment that proposes to increase the maximum number of shares that may be delivered with respect to awards granted under the 2006 Plan. (Adjustments as a result of stock splits or similar events will not, however, be considered an amendment requiring stockholder approval.) Unless terminated earlier by the Board of Directors, the authority to grant new awards under the 2006 Plan will terminate on the day before the tenth anniversary of the date the 2006 Plan is approved by the Company’s stockholders. Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

Federal Income Tax Consequences of Awards under the 2006 Plan

The U.S. federal income tax consequences of the 2006 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2006 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the Code to the extent an award is subject to and does not satisfy those rules nor does it describe state, local, or international tax consequences.

With respect to nonqualified stock options, the Company is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the Company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

The current federal income tax consequences of other awards authorized under the 2006 Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, stock appreciation rights, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income.

If an award is accelerated under the 2006 Plan in connection with a “change in control” (as this term is used under the Code), the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the Code (and certain related excise taxes may be triggered). Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards that are not “performance-based” within the meaning of Section 162(m) of the Code may not be permitted to be deducted by the Company in certain circumstances.

Specific Benefits under the 2006 Performance Incentive Plan

The Company has not approved any awards that are conditioned upon stockholder approval of the 2006 Plan.

If stockholders approve the 2006 Plan, the Company will grant restricted stock awards to three of its non-employee directors under the 2006 Plan in accordance with the terms of the restricted stock award component of the Company’s non-employee director compensation program (see the material under the heading “Compensation of Directors” above). The non-employee directors who will be eligible for a restricted stock award on May 18, 2006 are Thomas W. Hayes, Robert F. Lewis and Dickinson C. Ross. The number of shares subject to each restricted stock award will be determined by dividing an amount equal to two times the total annual retainer for the non-employee director in effect on the date of grant by the fair market value of the Company’s common stock on the date of grant. Subject to continued Board service, the vesting restrictions on each restricted stock award will be released as to 50% of the restricted shares on January 1, 2007 and as to 50% of the restricted shares on January 1, 2008. The actual number of restricted shares that will be subject to each restricted stock award is not determinable at this time because the determination depends on the fair market value of the shares of common stock on the date of grant.

Other than the restricted stock awards described above, if the 2006 Plan had been in existence in fiscal 2005, the Company expects that its award grants for fiscal 2005 would not have been substantially different from those actually made in that year under the 1997 Plan. For information regarding stock-based awards granted to the Company’s named executive officers during fiscal 2005, see the material under the heading “Executive Compensation” above.

The closing market price for a share of the Company’s common stock as of March 31, 2006 was $21.56 per share. If the 2006 Plan is approved by stockholders, the Company plans to register the 6,000,000 shares of common stock available for issuance under the 2006 Plan under the Securities Act of 1933, as amended.

Recommendation of the Board of Directors.  The Board of Directors believes that the adoption of the 2006 Plan will promote the interests of the Company and its stockholders and will help the Company and its subsidiaries continue to be able to attract, retain and reward persons important to our success. All members of the Board of Directors are eligible for awards under the 2006 Plan and thus have a personal interest in the approval of the 2006 Plan.

For the foregoing reasons, the Board of Directors recommends that stockholders vote “FOR” approval of the 2006 Plan.

Equity Compensation Plan Information

The following table sets forth for each of our equity compensation plans, the number of shares of our common stock subject to outstanding stock options and Stock Rights, the weighted average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2005. Stockholders are being asked to approve a new equity compensation plan, the 2006 Plan, as described above.

					Number of Securities
					Remaining Available for
					Future Issuance Under
	Number of Securities to		Weighted-Average		Equity Compensation
	be Issued Upon Exercise		Exercise Price of		Plans, Excluding
	of Outstanding Options,		Outstanding Options,		Securities Reflected in
	Warrants and Rights		Warrants and Rights		Column (a)
Plan Category	(a)		(b)		(c)

Equity compensation plans approved by security holders	1,184,927	(1)	$14.9375	(2)	3,214,414	(3)
Equity compensation plans not approved by security holders	410,487	(4)	—		—	(4)

Total	1,595,414				3,214,414

(1)	Represents shares issuable upon exercise of outstanding stock options awarded under the 1989 Plan and outstanding rights to acquire common stock allocated by the Company in the form of stock units under the SERP.

(2)	Represents only the average exercise price of outstanding stock options awarded under the 1989 Plan. Stock units under the SERP are valued at distribution at the then current market value, a value that is not determinable in advance of the actual distribution. Accordingly, column (b) does not include a weighted-average exercise price of the outstanding stock units under the SERP.

(3)	Represents shares available for options or restricted stock awards under our 1997 Plan at December 31, 2005. Generally, the 1997 Plan provides for the grant of stock options and/or restricted stock awards to officers, employees and directors of the Company. Restricted stock awards are subject to repurchase by the Company until restrictions on the shares lapse. No new awards will be granted under the 1997 Plan if stockholders approve the 2006 Plan. This table does not reflect the 6,000,000 additional shares that will be available under the 2006 plan if stockholders approve the 2006 Plan proposal.

(4)	The number of shares in column (a) represents outstanding rights to acquire common stock allocated by the Company in the form of stock units under the SERP and Excess Benefit Plan. The SERP and Excess Benefit Plan are deferred compensation plans. The Excess Benefit Plan does not contain a limit on the number of shares that may be issued to participants under this plan, and therefore, the number of shares in column (c) does not include the shares that may be delivered in the future under this plan.

ITEM 3

SELECTION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The firm of Ernst & Young LLP, independent certified public accountants, has served as the Company’s principal independent auditor since 1972, and is familiar with the business and operations of the Company and its subsidiaries. A representative of Ernst & Young is expected to be present at the Annual Meeting, will have the opportunity to make a statement and will be available to answer appropriate questions.

In April 2006, the Audit Committee approved the firm of Ernst & Young to be the Company’s independent certified public accountants for the year 2006, to audit the books of account and records of the Company and to make a report thereon to the stockholders and the Board of Directors. Ratification of Ernst & Young as the Company’s auditor for the year 2006 will be submitted to the stockholders for their approval at the Annual Meeting.

Neither the Company’s articles of incorporation or bylaws require that the stockholders ratify the selection of Ernst & Young as the Company’s independent certified public accountants. The Company is doing so because it believes it is a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young and may, nonetheless, retain such independent certified public accountants. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such change would be in the best interests of the Company and its stockholders.

The Audit Committee is solely responsible for the appointment, compensation and oversight of the work of the independent auditor. The Audit Committee understands the need for Ernst & Young to maintain objectivity and independence in its audit of our financial statements, and obtains non-audit services from Ernst & Young only when the services offered by Ernst & Young are more effective or economical than services available from other service providers. In accordance with its Charter, the Audit Committee pre-approves all auditing and non-auditing services to be performed by the independent auditor. The Audit Committee’s Charter is included in this Proxy Statement as Appendix A.

The Audit Committee considered the compatibility of non-audit services provided by Ernst & Young with maintaining the auditor’s independence. The Audit Committee pre-approved all non-audit service fees paid to Ernst & Young, which are described below. Based on its review, the Audit Committee determined that the auditor’s independence relative to financial audits was not jeopardized by the non-audit services. The aggregate fees billed for professional services by Ernst & Young for 2005 and 2004 for their services to the Company were:

Principal Accounting Firm Fees

	For the Year Ended
	December 31,
	2005		2004

Audit Fees	$1,900,516	(1)	$1,567,125	(1)
Audit-Related Fees	248,750	(2)	560,055	(3)
Tax Fees	101,467	(4)	190,959	(4)
All Other Fees	—		—

Total	$2,250,733		$2,318,139

(1)	Includes audit fees of $774,708 and $665,600 for internal control attestation for 2005 and 2004, respectively.

(2)	Includes agreed-upon-procedures services of $95,000 for the Company’s securitization and net interest margin transactions, $100,000 for internal control feedback and observation services and $53,750 for the annual audit of the Company’s benefit plans.

(3)	Includes agreed-upon-procedures services of $290,080 for securitization and net interest margin transactions, $222,500 for internal control feedback and observation services and $47,475 for the annual audit of the Company’s benefit plans.

(4)	Tax fees related to tax compliance, analysis, advice and planning, primarily related to the Company’s discontinuance of its workers’ compensation insurance operations and its multi-state lending operations.

In the above table, in accordance with the SEC’s definitions and rules, “Audit Fees” are fees the Company paid Ernst & Young for professional services for the audit of the Company’s consolidated financial statements included in Form 10-K and review of financial statements included in Form 10-Qs, attestation of management’s report on internal control over financial reporting and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements. “Audit-related Fees” includes fees for the annual audit of the Company’s qualified benefit plans, fees for securitization and net interest margin transactions and for internal control feedback and observation services. “Tax Fees” are fees for tax compliance, tax analysis, tax advice and tax planning. “All Other Fees” would include fees for any services not included in the first three categories.

The Audit Committee pre-approves all audit services and non-auditing services to be performed by the independent auditor. Such pre-approval can be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor, on an individual basis or pursuant to policies and procedures established by the Audit Committee in accordance with Section 2-01 of Regulation S-X of the SEC. The pre-approval of non-

auditing services can be delegated by the Audit Committee to one or more of its members but the decision must be reported to the full Audit Committee at the next regularly scheduled meeting. Our Audit Committee reviews and evaluates the lead partner of the independent auditor and requires that Ernst & Young audit partners be rotated at least every five years.

The Board of Directors recommends a vote “FOR” the ratification of Ernst & Young LLP as independent auditor. If not otherwise specified, proxies will be voted “FOR” Ernst & Young LLP as the Company’s independent auditor for 2006.

ANNUAL REPORT TO STOCKHOLDERS AND ADDITIONAL INFORMATION

The Company’s Annual Report for the fiscal year ended December 31, 2005 was mailed on or about April 18, 2006 to stockholders of record on April 6, 2006. The Annual Report does not constitute, and should not be considered, a part of this proxy solicitation material, except as otherwise expressly provided.

The Company will provide, without charge, to any stockholder who so requests in writing, a copy of the Company’s Annual Report filed with the SEC on Form 10-K for the year ended December 31, 2005, without exhibits, the Company’s Guidelines on Significant Governance Issues, charters of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee, and/or the Code of Ethics for Senior Financial Officers. Each of these documents may also be viewed at Fremont General’s website at www.fremontgeneral.com. The governance documents are included in this Proxy Statement as Appendix A through Appendix E. Requests for copies of any of these documents should be directed to Marilyn I. Hauge, Vice President and Assistant Secretary of the Company, at 2425 Olympic Boulevard, 3rd Floor, Santa Monica, California 90404. You may also view the Form 10-K and the Proxy Statement, which includes the governance documents, at the SEC’s website at www.sec.gov.

2007 ANNUAL MEETING — RECEIPT OF STOCKHOLDER PROPOSALS
AND DIRECTOR NOMINEES

Any stockholder proposal must be submitted in writing to Alan W. Faigin, Secretary of the Company, at 2425 Olympic Boulevard, 3rd Floor, Santa Monica, California 90404, and received by December 19, 2006 if it is to be considered for inclusion in the Company’s 2007 proxy materials. Any such proposal must comply with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended. Stockholders wishing to suggest candidates to the Governance and Nominating Committee for consideration as directors may do so by submitting a written notice to the Secretary of the Company. The notice must include the candidate’s name, address, biographical information, qualifications and shares held. The Governance and Nominating Committee will consider any nominee that is properly presented by a stockholder and will make a recommendation to the Board. After full consideration by the Board, the stockholder presenting the nomination will be notified of the Board’s conclusion. For a stockholder to nominate a director candidate for the 2007 Annual Meeting, notice of the nomination must be received by the Company by December 19, 2006.

If a stockholder submits a proposal at the Company’s Annual Meeting of Stockholders to be held in 2007 other than in accordance with Rule 14a-8, and does not provide notice of such proposal to the Company by March 4, 2007, the holders of any proxy solicited by the Company’s Board of Directors for use at such meeting will have discretionary authority to vote with respect to any proposal as to which timely notice is not given.

OTHER MATTERS

The Board of Directors does not know of any matter to be presented for consideration at the Annual Meeting that is not listed on the Notice of Annual Meeting and discussed above. If any such other business should properly come before the Annual Meeting, the shares represented at the Annual Meeting by the proxies and voting instructions solicited hereby will be voted in accordance with the judgment of the proxy holders.

By Order of the Board of Directors

Alan W. Faigin, Secretary

Dated: April 13, 2006

EXHIBIT I

FREMONT GENERAL CORPORATION
2006 PERFORMANCE INCENTIVE PLAN

1.	PURPOSE OF PLAN

The purpose of this Fremont General Corporation 2006 Performance Incentive Plan (this “Plan”) of Fremont General Corporation, a Nevada corporation (the “Corporation”), is to promote the success of the Corporation and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons.

2.	ELIGIBILITY

The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries, (b) a director of the Corporation or one of its Subsidiaries, or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation’s eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Corporation or the Corporation’s compliance with any other applicable laws. An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and “Board” means the Board of Directors of the Corporation.

3.	PLAN ADMINISTRATION

3.1  The Administrator.  This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by Section 78.200 of the Nevada General Corporation Law and any other applicable law, to one or more officers of the Corporation, its powers under this Plan (a) to designate the officers and employees of the Corporation and its Subsidiaries who will receive grants of awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such awards. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator, (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

With respect to awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), this Plan shall be administered by a committee consisting solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code); provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. Award grants, and transactions in or involving awards, intended to be exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be duly and timely authorized by the Board or a committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). To the extent required by any applicable listing agency, this Plan shall be administered by a committee composed entirely of independent directors (within the meaning of the applicable listing agency).

3.2  Powers of the Administrator.  Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to do the following:

(a) determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive an award under this Plan;

(b) grant awards to Eligible Persons, determine the price at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such awards consistent with the express limits of this Plan, establish the installments (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or forfeiture of such awards;

(c) approve the forms of award agreements (which need not be identical either as to type of award or among participants);

(d) construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

(e) cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

(f) accelerate or extend the vesting or exercisability or extend the term of any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum ten-year term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 8.6.5; provided that such extension or acceleration does not cause the holder of the award to be subject to tax under Section 409A of the Code;

(g) adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6;

(h) determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action granting an award);

(i) determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof and authorize the termination, conversion, substitution or succession of awards upon the occurrence of an event of the type described in Section 7;

(j) acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration; and

(k) determine the fair market value of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined, provided such method is permitted under Section 409A of the Code.

Notwithstanding the foregoing authority, except as provided in or pursuant to Section 7, the Administrator shall not authorize, generally or in specific cases only, for the benefit of any participant, any adjustment in the exercise price of an option or the base price of a stock appreciation right, or in the number of shares subject to an option or stock appreciation right granted hereunder by (i) cancellation of an outstanding option or stock appreciation right and a subsequent regranting of an option or stock appreciation right, (ii) amendment to an outstanding option or stock appreciation right, (iii) substitution of an outstanding option or stock appreciation right or (iv) any other action that would be deemed to constitute a repricing of such an award under applicable law, in each case, without prior approval of the Corporation’s stockholders.

3.3  Binding Determinations.  Any action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

3.4  Reliance on Experts.  In making any determination or in taking or not taking any action under this Plan, the Board or a committee, as the case may be, may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation. No director, officer or agent of the Corporation or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

3.5  Delegation.  The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.

4.	SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMITS

4.1  Shares Available.  Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Corporation’s authorized but unissued Common Stock, any shares of its Common Stock held as treasury shares and shares held under the Corporation’s grantor trust. For purposes of this Plan, “Common Stock” shall mean the common stock of the Corporation and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.

4.2  Share Limits.  The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the “Share Limit”) is equal to the sum of the following:

(1) 6,000,000 shares of Common Stock, plus

(2) the number of shares of Common Stock available for additional award grant purposes under the Corporation’s 1997 Stock Plan, as amended, (the “1997 Plan”) as of the date of stockholder approval of this Plan (the “Stockholder Approval Date”) and determined immediately prior to the termination of the authority to grant new awards under the 1997 Plan as of the Stockholder Approval Date, plus

(3) the number of any shares subject to stock options granted under the 1997 Plan and outstanding on the Stockholder Approval Date that expire, or for any reason are cancelled or terminated, after the Stockholder Approval Date without being exercised; plus

(4) the number of any shares subject to restricted stock awards granted under the 1997 Plan and outstanding on the Stockholder Approval Date that for any reason fail to vest or are otherwise forfeited after the Stockholder Approval Date.

The following limits also apply with respect to awards granted under this Plan:

(a) The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 6,000,000 shares.

(b) The maximum number of shares of Common Stock subject to those options and stock appreciation rights that are granted during any calendar year to any individual under this Plan is 250,000 shares.

Each of the foregoing numerical limits is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.

4.3  Awards Settled in Cash, Reissue of Awards and Shares.  To the extent that an award is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan. In the event that shares of Common Stock are delivered (prior to any reduction for tax withholding) in respect of a dividend equivalent right, only the actual number of shares delivered with respect to the award shall be counted against the share limits of this Plan. To the extent that shares of Common Stock are delivered pursuant to the exercise of a stock appreciation right or stock option, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits under Section 4.2, as opposed to only counting the shares actually issued. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits under Section 4.2 with respect to such exercise.) Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent awards under this Plan. Refer to Section 8.10 for application of the foregoing share limits with respect to assumed awards. The foregoing adjustments to the share limits of this Plan are subject to any applicable limitations under Section 162(m) of the Code with respect to awards intended as performance-based compensation thereunder.

4.4  Reservation of Shares; No Fractional Shares; Minimum Issue.  The Corporation shall at all times reserve a number of shares of Common Stock sufficient to cover the Corporation’s obligations and contingent obligations to deliver shares with respect to awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Corporation has the right to settle such rights in cash). No fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan. No fewer than 100 shares may be purchased on exercise of any award (or, in the case of stock appreciation or purchase rights, no fewer than 100 rights may be exercised at any one time) unless the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.

5.	AWARDS

5.1  Type and Form of Awards.  The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries. The types of awards that may be granted under this Plan are:

5.1.1  Stock Options.  A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO). The award agreement for an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.3.

5.1.2  Additional Rules Applicable to ISOs.  To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question). There shall be imposed in any award agreement relating to ISOs such other terms and conditions as from time to time are required in order that the option be an “incentive stock option” as that term is defined in Section 422 of the Code. No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

5.1.3  Restricted Stock Awards.  A restricted stock award is an award of a fixed number of shares of Common Stock, which are generally subject to vesting requirements and other restrictions. The award agreement for a restricted stock award will specify the number of shares of Common Stock subject to the award, the date of issuance, the consideration for the shares (but not less than the minimum lawful consideration under applicable law), the extent (if any) to which and the time (if ever) at which the Eligible Person shall be entitled to dividends, voting and other rights in respect of the shares prior to vesting, and the restrictions (which may be based on performance criteria, passage of time or other factors or any combination thereof) imposed on the shares and the conditions of release or lapse of such restrictions. Stock certificates or book entries evidencing shares of restricted stock pending the lapse of the restrictions shall bear a legend or notation making appropriate reference to the restrictions imposed hereunder and (if in certificate form) shall be held by the Corporation or by a third party designated by the Committee until the restrictions on such shares shall have lapsed and the shares shall have vested in accordance with the provisions of the award.

5.1.4  Stock Appreciation Rights.  A stock appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Stock, equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the SAR is exercised over the fair market value of a share of Common Stock on the date the SAR was granted (the “base price”) as set forth in the applicable award agreement. The maximum term of an SAR shall be ten (10) years.

5.1.5  Other Awards.  The other types of awards that may be granted under this Plan include: (a) stock bonuses, performance stock, stock units, phantom stock, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof or (b) any similar securities with a value derived from the value of or related to the Common Stock and/or returns thereon. Payment of such awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan, subject to satisfaction of Section 409A of the Code. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

5.2  Award Agreements.  Each award shall be evidenced by a written award agreement in the form approved by the Administrator and executed on behalf of the Corporation and, if required by the Administrator, executed by the recipient of the award. The Administrator may authorize any officer of the Corporation (other than the particular award recipient) to execute any or all award agreements on behalf of the Corporation. The award agreement shall set forth the material terms and conditions of the award as established by the Administrator consistent with the express limitations of this Plan.

5.3  Consideration for Common Stock or Awards.  The purchase price for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

•	services rendered by the recipient of such award;

•	cash, check payable to the order of the Corporation, or electronic funds transfer;

•	notice and third party payment in such manner as may be authorized by the Administrator;

•	the delivery of previously owned shares of Common Stock;

•	by a reduction in the number of shares otherwise deliverable pursuant to the award; or

•	subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In no event shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. In the event that the Administrator allows a participant to exercise an award by delivering shares of Common Stock previously owned by such participant and unless otherwise expressly provided by the Administrator, any shares delivered which were initially acquired by the participant from the Corporation (upon exercise of a stock option or otherwise) must have been owned by the participant at least six months as of the date of delivery. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value on the date of exercise. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay the purchase or exercise price of any award or shares by any method other than cash payment to the Corporation.

5.4  Definition of Fair Market Value.  For purposes of this Plan, “fair market value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the closing price of a share of Common Stock as reported on the composite tape for securities listed on the New York Stock Exchange (the “Exchange”) for the date in question, or, if there is no trading of the Common Stock on such date, the closing price of a share of Common Stock as reported on such composite tape for the next preceding day on which there was trading in such shares of Common Stock. The Administrator may, however, provide with respect to one or more awards that the Fair Market Value shall equal the closing price of a share of Common Stock as reported on the composite tape for securities listed the Exchange on the date in question or the average of the high and low trading prices of a share of Common Stock on the composite tape for securities listed on the Exchange for the date in question or the most recent trading day. If the Common Stock is no longer listed or admitted to trade on a national securities exchange as of the applicable date, the fair market value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

     5.5  Transfer Restrictions.

5.5.1  Limitations on Exercise and Transfer.  Unless otherwise expressly provided in (or pursuant to) this Section 5.5, by applicable law and by the award agreement, as the same may be amended, (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge, (b) awards shall be exercised only by the participant, and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

5.5.2  Exceptions.  The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing. Any permitted transfer shall be subject to compliance with applicable federal and state securities laws and shall not be for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting interests are held by the Eligible Person or by the Eligible Person’s family members).

5.5.3  Further Exceptions to Limits on Transfer.  The exercise and transfer restrictions in Section 5.5.1 shall not apply to the following:

(a) transfers to the Corporation,

(b) the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(c) subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator,

(d) if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

(e) the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and the express authorization of the Administrator.

6.	EFFECT OF TERMINATION OF SERVICE ON AWARDS

6.1  General.  The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, for example, the cause of termination and type of award. Unless the Administrator provides otherwise in an award agreement or it is provided otherwise in a participant’s employment or other agreement with the Corporation or one of its Subsidiaries, the provision of Section 6.2 shall govern the effects of a termination of employment or services on options granted under this Plan and the provision of Section 6.3 shall govern the effects of a termination of employment or services on restricted stock awards granted under this Plan. If the participant is not an employee of the Corporation or one of its Subsidiaries and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

6.2  Effects of Termination of Employment on Options.

6.2.1  Death or Disability.  Unless otherwise provided in the award agreement or the participant’s employment or other agreement with the Corporation or one of its Subsidiaries, and subject to earlier termination pursuant to or as contemplated by Section 5.1.1 or 7.4, if a participant’s employment by or service to the Corporation or any of its Subsidiaries terminates as a result of the participant’s death or Disability:

(a) the participant (or his or her personal representative or beneficiary, in the case of the participant’s Disability or death, respectively), will have until the date that is 12 months after the participant’s severance date to exercise the participant’s option (or portion thereof) to the extent that it was vested and exercisable on the severance date;

(b) the option, to the extent not vested and exercisable on the participant’s severance date, shall terminate on the severance date; and

(c) the option, to the extent exercisable for the 12-month period following the participant’s severance date and not exercised during such period, shall terminate at the close of business on the last day of the 12-month period.

For purposes of this Plan and unless provided otherwise in the participant’s employment or other agreement with the Corporation or one of its Subsidiaries, “Disability” means a total and permanent disability as defined in Section 22(e)(3) of the Code.

6.2.2  Other Terminations of Employment.  Unless otherwise provided in the award agreement or the participant’s employment or other agreement with the Corporation or one of its Subsidiaries, and subject to earlier termination pursuant to or as contemplated by Section 5.1.1 or 7.4, if a participant’s employment by or service to the Corporation or any of its Subsidiaries terminates for any reason other than because of the participant’s death or Disability:

(a) the participant will have until the date that is ninety (90) days after the participant’s severance date to exercise his or her option (or portion thereof) to the extent that it was vested and exercisable on the severance date;

(b) the option, to the extent not vested and exercisable on the participant’s severance date, shall terminate on the severance date; and

(c) the option, to the extent exercisable for the 90-day period following the participant’s severance date and not exercised during such period, shall terminate at the close of business on the last day of the 90-day period.

6.3  Effects of Termination of Employment on Restricted Stock. Unless otherwise provided in the award agreement or the participant’s employment or other agreement with the Corporation or one of its Subsidiaries, and subject to earlier termination pursuant to or as contemplated by Section 7.4, a participant’s shares of restricted stock shall be forfeited to the extent that such shares have not become vested upon the date that such participant’s employment by or service to the Corporation or any of its Subsidiaries terminates for any reason, with or without cause, voluntarily or involuntarily.

6.4  Events Not Deemed Terminations of Service.  Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 90 days. In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of the term set forth in the award agreement.

6.5  Effect of Change of Subsidiary Status.  For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation, a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of another entity within the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status.

7.	ADJUSTMENTS; ACCELERATION

7.1  Adjustments.  Upon or in contemplation of (a) any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split, (b) any merger, combination, consolidation, or other reorganization, (c) any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock (whether in the form of securities or property), (d) any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock, or (e) a sale of all or substantially all the business or assets of the Corporation as an entirety, then the Administrator shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances:

(1) proportionately adjust any or all of (A) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (B) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding awards, (C) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any or all outstanding awards, (D) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, or (E) the performance standards applicable to any outstanding awards, or

(2) make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding share-based awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based awards, based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.

The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award. With respect to any award of an ISO, the Administrator may make such an adjustment that causes the option to cease to qualify as an ISO without the consent of the affected participant.

In any of such events, the Administrator may take such action prior to such event to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders generally. In the case of any stock split or reverse stock split, if no action is taken by the Administrator, the proportionate adjustments contemplated by clause (1) above shall nevertheless be made.

7.2  Automatic Acceleration of Awards.  Unless provided otherwise in a participant’s employment or other agreement with the Corporation or one of its Subsidiaries, upon a dissolution of the Corporation or other event described in Section 7.1 that the Corporation does not survive (or does not survive as a public company in respect of its Common Stock), then each then-outstanding option and SAR shall become fully vested, all shares of restricted stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award; provided that such acceleration provision shall not apply, unless otherwise expressly provided by the Administrator, with respect to any award to the extent that the Administrator has made a provision for the substitution, assumption, exchange or other continuation or settlement of the award, or the award would otherwise continue in accordance with its terms, in the circumstances.

7.3  Possible Acceleration of Awards.  Without limiting Section 7.2, and unless provided otherwise in a participant’s employment or other agreement with the Corporation or one of its Subsidiaries, in the event of a Change in Control Event (as defined below), the Administrator may, in its discretion, provide that any outstanding option or SAR shall become fully vested, that any share of restricted stock then outstanding shall fully vest free of restrictions, and that any other award granted under this Plan that is then outstanding shall be payable to the holder of such award. The Administrator may take such action with respect to all awards then outstanding or only with respect to certain specific awards identified by the Administrator in the circumstances. For purposes of this Plan, “Change in Control Event” means the occurrence of any of the following after the Effective Date:

(a) Any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than the Corporation, a Subsidiary of the Corporation or a Corporation employee benefit plan, including any trustee of such plan acting as trustee, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing fifty percent (50%) or more of the combined voting power of the Corporation’s then outstanding securities entitled to vote generally in the election of directors; or

(b) The consummation of a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Corporation approve an agreement for the sale or disposition by the Corporation of all or substantially all the Corporation’s assets; or

(c) A change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Corporation as of the date the Plan is approved by the stockholders or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Corporation).

7.4  Early Termination of Awards.  Any award that has been accelerated as required or contemplated by Section 7.2 or 7.3 (or would have been so accelerated but for Section 7.5, 7.6 or 7.7) shall terminate upon the related event referred to in Section 7.2 or 7.3, as applicable, subject to any provision that has been expressly made by the Administrator, through a plan of reorganization or otherwise, for the survival, substitution, assumption, exchange or other continuation or settlement of such award and provided that, in the case of options and SARs that will not survive, be substituted for, assumed, exchanged, or otherwise continued or settled in the transaction, the holder of such award shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding options and SARs in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of accelerated vesting and the impending termination be required and any acceleration may be made contingent upon the actual occurrence of the event).

7.5  Other Acceleration Rules.  Any acceleration of awards pursuant to this Section 7 shall comply with applicable legal requirements and, if necessary to accomplish the purposes of the acceleration or if the circumstances require, may be deemed by the Administrator to occur a limited period of time not greater than 30 days before the event. Without limiting the generality of the foregoing, the Administrator may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of an award if an event giving rise to an acceleration does not occur. The Administrator may override the provisions of Section 7.2, 7.3, 7.4 and/or 7.6 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any ISO accelerated in connection with a Change in Control Event or any other action permitted hereunder shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

7.6  Possible Rescission of Acceleration.  If the vesting of an award has been accelerated expressly in anticipation of an event or upon stockholder approval of an event and the Administrator later determines that the event will not occur, the Administrator may rescind the effect of the acceleration as to any then outstanding and unexercised or otherwise unvested awards.

7.7  Golden Parachute Limitation.  Notwithstanding anything else contained in this Section 7 to the contrary, in no event shall an award be accelerated under this Plan to an extent or in a manner which would not be fully deductible by the Corporation or one of its Subsidiaries for federal income tax purposes because of Section 280G of the Code, nor shall any payment hereunder be accelerated to the extent any portion of such accelerated payment would not be deductible by the Corporation or one of its Subsidiaries because of Section 280G of the Code. If a participant would be entitled to benefits or payments hereunder and under any other plan or program that would constitute “parachute payments” as defined in Section 280G of the Code, then the participant may by written notice to the Corporation designate the order in which such parachute payments will be reduced or modified so that the Corporation or one of its Subsidiaries is not denied federal income tax deductions for any “parachute payments” because of Section 280G of the Code. Notwithstanding the foregoing, if a participant is a party to an employment or other agreement with the Corporation or one of its Subsidiaries, or is a participant in a severance program sponsored by the Corporation or one of its Subsidiaries, that contains express provisions regarding Section 280G and/or Section 4999 of the Code (or any similar successor provision), the Section 280G and/or Section 4999 provisions of such employment or other agreement or plan, as applicable, shall control as to any awards held by that participant (for example, and without limitation, a participant may be a party to an employment agreement with the Corporation or one of its Subsidiaries that provides for a “gross-up” as opposed to a “cut-back”

in the event that the Section 280G thresholds are reached or exceeded in connection with a change in control and, in such event, the Section 280G and/or Section 4999 provisions of such employment agreement shall control as to any awards held by that participant).

7.8  Section 409A Limitation.  Notwithstanding anything else contained in this Section 7 to the contrary, in no event shall an award be accelerated and/or become payable pursuant to this Section 7 to the extent that such acceleration and/or payment shall cause the holder of such award to be subject to additional tax under Section 409A of the Code with respect to such award.

8.	OTHER PROVISIONS

8.1  Compliance with Laws.  This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, the payment of money under this Plan or under awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

8.2  No Rights to Award.  No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.3  No Employment/Service Contract.  Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

8.4  Plan Not Funded.  Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

8.5  Tax Withholding.  Upon any exercise, vesting, or payment of any award or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, the Corporation or one of its Subsidiaries shall have the right at its option to:

(a) require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such award event or payment; or

(b) deduct from any amount otherwise payable in cash to the participant (or the participant’s personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such cash payment.

In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law.

8.6  Effective Date, Termination and Suspension, Amendments.

8.6.1  Effective Date.  This Plan is effective as of the date of its approval by the stockholders of the Corporation (the “Effective Date”). Unless earlier terminated by the Board, this Plan shall terminate at the close of business on the day before the tenth anniversary of the Effective Date. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

8.6.2  Board Authorization.  The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.

8.6.3  Stockholder Approval.  To the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.

8.6.4  Amendments to Awards.  Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards.

8.6.5  Limitations on Amendments to Plan and Awards.  No amendment, suspension or termination of this Plan or amendment of any outstanding award agreement shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.

8.7  Privileges of Stock Ownership.  Except as otherwise expressly authorized by the Administrator or this Plan, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually held of record by the participant. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to the date on which the participant becomes the record owner of such shares of Common Stock.

8.8  Governing Law; Construction; Severability.

8.8.1  Choice of Law.  This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Nevada.

8.8.2  Severability.  If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

     8.8.3  Plan Construction.

(a)  Rule 16b-3.   It is the intent of the Corporation that the awards and transactions permitted by awards be interpreted in a manner that, in the case of participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Corporation shall have no liability to any participant for Section 16 consequences of awards or events under awards if an award or event does not so qualify.

(b)  Section 162(m).   Options and SARs that are approved by a committee composed solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code) shall be deemed to be intended as performance-based compensation within the meaning of Section 162(m) of the Code unless such committee provides otherwise at the time of grant of the award.

8.9  Captions.  Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

8.10  Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation.  Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

8.11  Non-Exclusivity of Plan.  Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

8.12  No Corporate Action Restriction.  The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Corporation to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, or (f) any other corporate act or proceeding by the Corporation or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action.

8.13  Other Company Benefit and Compensation Programs.  Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the plan in question expressly otherwise provides. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Corporation or its Subsidiaries.

APPENDIX A

FREMONT GENERAL CORPORATION
AUDIT COMMITTEE CHARTER

The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of Fremont General Corporation, a Nevada corporation (“the Company”), (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company’s internal and external auditors.

The Audit Committee shall consist of three or more directors and all members of the Audit Committee will be directors who meet the knowledge and independence requirements of applicable law and the New York Stock Exchange in effect from time to time. The members of the Audit Committee shall be appointed by the Board of Directors. At least one member of the Audit Committee will qualify as an “audit committee financial expert” as defined in the Instructions to Item 401 of Regulation S-K of the Securities and Exchange Commission and any applicable New York Stock Exchange rules. The “audit committee financial expert” determination will be made by the Company’s Board of Directors.

The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of or consultants to the Committee.

The Audit Committee shall make regular reports to the Board.

The Audit Committee shall:

1. Review and reassess the adequacy of this Charter annually and submit it to the Board for approval.

2. Be solely responsible for the appointment, compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and, where appropriate, the termination and replacement of such firm. The independent auditor shall report its findings to and be ultimately accountable to the Audit Committee.

3. Pre-approve all auditing services and non-auditing services to be performed by the independent auditor. Such pre-approval can be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor, on an individual basis or pursuant to policies and procedures established by the Audit Committee in accordance with Section 2-01 of Regulation S-X of the Securities and Exchange Commission. The pre-approval of non-auditing services can be delegated by the Audit Committee to one or more of its members but the decision must be reported to the full Audit Committee at the next regularly scheduled meeting.

4. Review and evaluate the lead partner of the independent auditor and ensure that audit partners of the independent auditor rotate as required by Section 2-01 of Regulation S-X of the Securities and Exchange Commission.

5. Set policies pertaining to the hiring of employees and former employees of the independent auditor.

6. Review the annual audited financial statements (including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K) with management and the independent auditor, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company’s financial statements.

7. Meet periodically with management in connection with management’s assessment on the effectiveness of the Company’s internal control over financial reporting (including review of the Company’s disclosures under “Management’s Report on Internal Control Over Financial Reporting” in the Company’s Annual Report

on Form 10-K) and with the independent auditor concerning its opinion on management’s assessment and opinion on the effectiveness of the Company’s internal control over financial reporting.

8. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments, if any, made in connection with the preparation of the Company’s financial statements.

9. Review with management and the independent auditor the Company’s quarterly financial statements prior to the release of quarterly earnings and the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Quarterly Report on Form 10-Q.

10. Meet periodically with management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

11. Review major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

12. Receive periodic reports from the independent auditor regarding the auditor’s independence, discuss such reports with the auditor, and if so determined by the Audit Committee, take appropriate action to insure the independence of the auditor.

13. Evaluate the performance of the independent auditor and, if so determined by the Audit Committee, replace the independent auditor.

14. Review the appointment and replacement of senior internal auditing executives.

15. Review the significant reports to management prepared by the internal auditing department and management’s responses.

16. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

17. Obtain from the independent auditor assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

18. Obtain reports from management, the Company’s senior internal auditing executives and the independent auditor that the Company’s subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Conduct and Ethics.

19. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

20. Discuss with the independent auditor any accounting adjustments that were noted or proposed by the independent auditor but were not made.

21. Discuss periodically with management, internal auditors and the independent auditor the Company’s policies with respect to risk assessment and risk management.

22. Review with management, internal auditors and the independent auditor the adequacy and effectiveness of the Company’s accounting and financial controls and the effect of any regulatory or accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

23. Obtain a report or reports from the independent auditor regarding all critical accounting policies and practices used by the Company, all alternative treatments of financial information within GAAP that have been discussed with management (including the ramifications of the use of such treatments and the treatments preferred by the independent auditors), and other material written communications between the independent auditor and management.

24. Obtain a report from the independent auditor at least annually regarding the independent auditor’s internal quality control procedures and addressing the issues required by the rules of the New York Stock Exchange.

25. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding accounting and auditing matters.

26. Discuss with management earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

27. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company’s response to that letter. Such review should include:

(a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

(b) Any changes required in the planned scope of the audit.

(c) The audit staff’s responsibilities, budget and staffing.

(d) Any material communications between the audit team and the independent auditor’s national office regarding auditing or accounting issues the engagement presents.

28. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

29. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Conduct and Ethics.

30. Review with the Company’s General Counsel legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

31. Meet at least annually with the chief financial officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

32. Annually evaluate the performance of the Audit Committee.

The Audit Committee will meet with such frequency, and at such times as its Chairperson, or a majority of the Audit Committee, determines. A special meeting of the Audit Committee may be called by the Chairperson and will be called promptly upon the request of two Audit Committee members. The agenda for each meeting will be approved by the Chairperson and circulated to each member prior to the meeting. Unless the Audit Committee or the Board adopts other procedures, the provisions of the Company’s Bylaws applicable to meetings of Board committees will govern meetings of the Audit Committee. The Audit Committee has the power to appoint subcommittees.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor.

APPENDIX B

CHARTER OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS
OF FREMONT GENERAL CORPORATION

1.  Purpose.  The purpose of the Compensation Committee (the “Committee”) is to discharge the responsibilities of the Board of Directors (the “Board”) of Fremont General Corporation (the “Company”) relating to compensation of the Company’s executives and directors, to produce an annual report on executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations, and to take such other actions within the scope of this Charter as the Committee deems necessary or appropriate.

The Company’s compensation policies should be designed to allow the Company to recruit and retain superior talent and create a significant direct relationship between pay and benefit levels and performance. Compensation payable to the Company’s executives should provide overall competitive pay and benefit levels, create proper incentives to enhance the value of the Company, and reward superior performance.

2.  Membership.  The Committee will be comprised of two or more directors. All members of the Committee will be independent directors (as determined by the Board) under the independence requirements of the New York Stock Exchange and who qualify as non-employee directors under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “34 Act”), and outside directors under Internal Revenue Code Section 162(m) and applicable law. The members of the Committee will be appointed by and serve at the discretion of the Board. The Chairperson of the Committee will be appointed by the Board.

3.  Specific Responsibilities and Duties.  The Board delegates to the Committee the express authority to do the following, to the fullest extent permitted by applicable law and the Company’s Restated Articles of Incorporation and Bylaws:

(a)  Compensation Policies.  Review, evaluate and make recommendations to the full Board with respect to management’s proposals regarding the Company’s overall compensation policies.

(b)  Chief Executive Officer (“CEO”) Compensation and Goals.  Review and approve goals and objectives relevant to the CEO’s compensation, evaluate the CEO’s performance in light of those goals and objectives, and set the CEO’s compensation level (including, but not limited to, salary, long and short-term incentive plans, retirement plans, deferred compensation plans, equity award plans and change in control or other severance plans, as the Committee deems appropriate) based on this evaluation. In determining the long-term incentive component of CEO compensation, the Committee should consider the Company’s performance and relative stockholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the Company’s CEO in past years.

(c)  Executive Officers.  Consider and approve the selection, retention and remuneration arrangements for other executive officers and establish, review and approve compensation plans in which any executive officer is eligible to participate. Such remuneration arrangements can include long and short-term incentive plans, retirement plans, deferred compensation plans or equity award plans or change in control or other severance plans, as the Committee deems appropriate. Notwithstanding the foregoing, any awards and contractual arrangements for the top five executive officers (including the CEO) that are intended to be exempt under Internal Revenue Code Section 162(m) will be made by the Committee.

(d)  Other Senior Officers and Employees.  Receive and evaluate performance target goals for the senior officers and employees (other than executive officers) and review periodic reports from the CEO as to the performance and compensation of such senior officers and employees.

(e)  Incentive Compensation Plans.  Make recommendations to the Board with respect to the Company’s incentive-compensation plans and equity-based compensation plans. Notwithstanding the foregoing, the Committee shall grant stock options and performance based awards designed to be exempt under Internal Revenue Code Section 162(m).

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(f)  Overall Review of Other Plans.  Except as otherwise determined by the Board, review the other compensation plans of the Company in light of Company and plan objectives, needs, and current benefit levels, and approve any amendments.

(g)  Board.  Recommend to the Board of Directors the compensation for the Board and committee members.

(h)  Annual Report.  Produce an annual report on executive compensation for inclusion in the Company’s proxy statement.

(i)  Review and Publication of Charter.  Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. Publish the Charter as required by the rules and regulations of applicable law and as otherwise deemed advisable by the Committee.

(j)  Annual Review.  Annually review the Committee’s own performance.

(k)  Other Actions.  Take such other actions as may be requested or required by the Board from time to time.

4.  Meetings.  The Committee will meet with such frequency, and at such times as its Chairperson, or a majority of the Committee, determines. A special meeting of the Committee may be called by the Chairperson and will be called promptly upon the request of any two Committee members. The agenda of each meeting will be approved by the Chairperson and circulated to each member prior to the meeting. Unless the Committee or the Board adopts other procedures, the provisions of the Company’s Bylaws applicable to meetings of Board committees will govern meetings of the Committee.

5.  Minutes.  Minutes of each meeting will be kept with the regular corporate records.

6.  Subcommittees.  The Committee has the power to appoint subcommittees.

7.  Reliance; Experts; Cooperation.

7.1  Retention of Independent Counsel and Advisors.  The Committee has the power, in its discretion, to retain at the Company’s expense such independent counsel and other advisors and experts as it deems necessary or appropriate to carry out its duties.

(a) The Board delegates to the Committee the express authority to decide whether to retain a compensation consultant to assist in the evaluation of compensation pursuant to this Charter. If the Committee decides in its discretion to retain such a firm, the Board delegates to the Committee the sole authority to retain and terminate any such firm and to approve the firm’s fees and other retention terms.

7.2  Reliance Permitted.  In carrying out its duties, the Committee may act in reliance on management, the independent public accountants, internal auditors, and outside advisors and experts, as it deems necessary or appropriate.

7.3  Investigations.  The Committee has the authority to conduct any investigation it deems necessary or appropriate to fulfilling its duties.

8.  Reports to the Board.  The Compensation Committee shall make regular reports to the Board of Directors.

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APPENDIX C

CHARTER OF THE GOVERNANCE AND
NOMINATING COMMITTEE OF THE
BOARD OF DIRECTORS OF
FREMONT GENERAL CORPORATION

Purpose of Committee

The purpose of the Governance and Nominating Committee (the “Committee”) of the Board of Directors (the “Board”) of Fremont General Corporation (the “Company”) is to identify individuals qualified to become members of the Board and recommend individuals to the Board for nomination as members of the Board and its committees, to develop and recommend to the Board a set of corporate governance principles applicable to the Company and oversee an evaluation process of the Board and management. The Committee shall report to the Board on a regular basis and not less than once a year.

Committee Membership

The Committee shall consist solely of three or more members of the Board, each of whom, in the business judgment of the Board, shall satisfy the applicable independence requirements of the New York Stock Exchange and any other applicable regulatory requirements.

The members of the Committee shall be appointed by the Board. Candidates to fill subsequent vacancies in the Committee shall be nominated by the Committee as set forth below and appointed by the Board. Members shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

Committee Structure and Operations

The Board shall designate one member of the Committee as its chairperson. The committee shall meet in person or telephonically at least twice a year at a time and place determined by the Committee chairperson, with further meetings to occur when deemed necessary or desirable by the Committee or its chairperson.

Committee Duties and Responsibilities

The following are the duties and responsibilities of the Committee:

1. To make recommendations to the Board from time to time as to changes to the size of the Board that the Committee believes to be desirable.

2. To develop and review the criteria for selecting new directors, including standards of director independence.

3. To identify individuals believed to be qualified to become Board members, and to recommend to the Board the nominees to stand for election as directors at the annual meeting of stockholders or, if applicable, at a special meeting of stockholders. In the case of a vacancy in the office of a director (including a vacancy created by an increase in the size of the Board), the Committee shall recommend to the Board an individual to fill such vacancy either through appointment by the Board or through election by stockholders. In nominating candidates, the Committee shall take into consideration such factors as it deems appropriate. These factors may include judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. The Committee may consider candidates proposed by management or stockholders, but is not required to do so.

4. To identify Board members qualified to fill vacancies on any committee of the Board and to recommend that the Board appoint the identified member or members to the respective committee. In nominating a candidate for committee membership, the Committee shall take into consideration the factors set forth in the charter of the committee, if any, as well as any other factors it deems appropriate, including without

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limitation the consistency of the candidate’s experience with the goals of the committee and the interplay of the candidate’s experience with the experience of other committee members.

 5. To review the suitability of each Board member for continued service when his or her term expires and when he or she has a significant change in status.

 6. To evaluate the nature, structure and operations of other Board committees.

 7. To take such steps as the Committee deems necessary or appropriate with respect to the oversight of the evaluation of the Board, each Board committee and management.

 8. Develop and recommend to the Board a set of corporate governance principles applicable to the Company, and to review those principles at least once a year and recommend changes to the Board.

 9. Prepare and issue the evaluation required under “Performance Evaluation” below.

10. Any other duties or responsibilities expressly delegated to the Committee by the Board from time to time relating to the nomination of Board and committee members.

Performance Evaluation

The Committee shall produce and provide to the Board an annual performance evaluation of the Committee, which evaluation shall compare the performance of the Committee with the requirements of this charter and set forth the goals and objectives of the Committee for the upcoming year. The performance evaluation shall also recommend to the Board any improvements to the Committee’s charter deemed necessary or desirable by the Committee. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.

Delegation to Subcommittee

The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

Resources and Authority of the Committee

The Committee shall have the resources and authority appropriate to discharge its duties in a responsible manner, including the authority to retain counsel and other experts or consultants. The Committee shall have the sole authority to select and retain a consultant or search firm, to terminate any consultant or search firm retained by it, and to approve the consultant or search firm’s fees and other retention terms.

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APPENDIX D

FREMONT GENERAL CORPORATION
GUIDELINES ON SIGNIFICANT GOVERNANCE ISSUES

Mission of the Board of Directors.  The responsibility of the Company’s Board of Directors (the “Board”) is to review and regularly monitor the effectiveness of the Company’s fundamental operating, financial and other business plans, policies and decisions, including the execution of its strategies and objectives. The Board will seek to enhance stockholder value over the long term.

The Board believes that its objectives will be best served by following the fundamental corporate governance principles described in this document and the charters of its various committees. Collectively, these principles demonstrate the Board’s accountability and its desire that the Company achieve superior business results.

In fulfilling its obligations, the Board will consider legal, public policy and ethical standards, the interests of its stockholders and, as appropriate, the interest of its debt-holders, customers, employees, suppliers and the communities in which the Company operates.

These guidelines are not intended to change or interpret any law or regulation, or the Articles of Incorporation or Bylaws of the Company.

1.	Structure of the Board

1.1  Size.  Our Board presently has seven members. This size is satisfactory under current circumstances, but will be adjusted upward or downward to reflect the changing needs of the Company.

The Board believes that it should generally consist of no fewer than five and no more than seven directors. This range permits diversity of experience without hindering the effective discussion or diminishing individual accountability.

1.2  Mix of Inside and Independent Directors.  A majority of the Board should be composed of independent directors.

1.2.1  Independent Director Defined.  An “independent director” means a person who fully complies with applicable legal and stock exchange requirements for serving as such, as determined by the Board. Each director’s status under this definition should be reviewed annually by the Governance and Nominating Committee. Each director should keep the Governance and Nominating Committee fully and promptly informed as to any developments that might affect the director’s independence.

1.2.2  Management Directors.  The Company’s Chief Executive Officer should be a director. Other members of management are considered for Board membership at the Board’s discretion.

1.3  Board Membership Criteria.  The Governance and Nominating Committee is responsible for recommending to the Board the types of skills and characteristics required of Board members, based on the needs of the Company from time to time. The Governance and Nominating Committee should confer with the full Board as to the criteria it intends to apply before a search for a new director is commenced.

1.4  New Director Candidates.  The Board will nominate new directors only from candidates screened and approved by the Governance and Nominating Committee. Nomination of new directors will require approval by the full Board.

1.5  Orientation.  When a new director joins the Board, management will provide an orientation program to enable the new director promptly to gain an understanding of the operations and the financial condition of the Company.

1.6  Directors Who Materially Change Their Job Responsibility.  Individual directors who change the job responsibility that they held when they were elected to the Board (or in the case of current directors, that they presently hold) should offer to submit a letter of resignation to the Board. The Board shall accept such resignation unless the Governance and Nominating Committee determines that it continues to be appropriate for such director to remain on the Company’s Board. It is not the belief of the Board that in every instance directors who retire or change their job positions should necessarily leave the Board.

1.7  Term of Board Service.  All directors will stand for election every year. Term limits for Board membership are not necessary, however no director should have an expectation of permanent membership.

1.8  Retirement Age; Former CEOs.  No director will be nominated for reelection or reappointment to the Board after reaching 70 years of age, unless the Governance and Nominating Committee concludes that such person’s continued service as a director is in the Company’s best interest.

1.9  Board Compensation.  Management should report periodically to the Compensation Committee about the status of Board compensation in relation to compensation paid by other comparable companies. Director fees and benefits should be based on market practices for comparable companies. A portion of each director’s compensation should be in the form of Company equity. Changes in Board compensation, if any, should come at the suggestion of the Compensation Committee.

1.10  Lead Director Concept.  The Board does not believe that there is presently a need to formally adopt a “lead director” structure where one director would be selected to serve as an interface between the Chief Executive Officer and the full Board. Various parts of that role may, however, be undertaken from time to time by one or more directors on an informal basis.

1.11  Other Directorships.  Independent directors are encouraged to limit the number of other boards on which they serve, taking into account potential Board attendance and participation and effectiveness on the Boards. Independent directors should also advise the Chairperson of the Board and the Chairperson of the Governance and Nominating Committee in advance of accepting an invitation to serve on another board of a public company. No director should serve on the Audit Committee of more than two other public companies. Executive officers may serve on up to two boards of other companies with the approval of the Chief Executive Officer.

2.	Board Procedural Matters

2.1  Selection of Chairperson and Chief Executive Officer.  The Board does not have a fixed policy as to whether the role of the Chief Executive Officer and Chairperson should be separate. The Board should be free to make these choices in any manner that it deems best for the Company at a given point in time.

2.2  Board Meetings.

2.2.1  Agenda.  An agenda will be established and distributed in advance for each Board meeting. Any director is free to suggest potential items for the agenda.

2.2.2  Frequency of Meetings.  The Board expects to have at least four regularly scheduled meetings each year. In addition, special meetings may be called from time to time as determined by the needs of the business. At least annually, the Board will devote an extended meeting to a review of the Company’s long term strategic and business plans.

2.2.3  Executive Sessions of Independent Directors.  The independent directors will meet in Executive Session at all regularly scheduled Board meetings, and otherwise as needed. Such sessions will be chaired by, in rotation, the Chairpersons of the Governance and Nominating Committee, the Audit Committee and the Compensation Committee, who will also establish an agenda for such meetings.

2.2.4  Governance Decisions.  On matters of corporate governance, the Board assumes that decisions will be made with the approval of a majority of the independent directors.

2.2.5  Attendance of Non-Directors at Board Meetings.  Attendance of any non-director at any Board meeting is subject to the discretion of the Board. Subject to that, the Board encourages management to bring officers and managers into Board meetings from time to time, when such managers can provide additional insight into the matters being discussed and/or have potential as future members of senior management. If the Chief Executive Officer wishes to add additional personnel as attendees at Board meetings on a regular basis, Board approval should be sought.

2.2.6  Conduct of Meetings.  The Chairperson should conduct Board meetings on the assumption that each Director has carefully reviewed all Board materials, and fairly facilitate open, candid, and respectful discussions. The focus at Board meetings should be strategic and on “big picture” items.

2.2.7  Conflicts of Interest.  Board members are required to disclose to the Board (or the Audit Committee) any financial interest or personal interest that he or she has in any contract or transaction that is being considered by the Board (or Audit Committee) for approval. After such disclosure and responding to any questions the Board may have, the interested director should abstain from voting on the matter and in most cases, should (and at the request of the Chairperson of the meeting will), leave the meeting while the remaining directors discuss and vote on such matter.

2.3	Information Provided to the Board; Communications.

2.3.1  Pre-Meeting.  Information that is important to the matters that will be discussed at Board meetings should be distributed at least four days in advance of the meeting, if possible, so that Board meeting time can be conserved for substantive discussion.

2.3.2  Between Meetings.  The Chief Executive Officer should continue to advise the Board candidly of any significant developments between meetings, through a suitable method of communication.

2.3.3  Communications.  Candid, regular discussion between the directors and the Chief Executive Officer, and among directors, is encouraged.

2.4  Counsel and Advisors.  The Board and each of its Committees may retain outside legal counsel and other advisors at their discretion and at the expense of the Company.

2.5	Expectations of Directors.

2.5.1  Attendance; Availability.  Each director should make every reasonable effort to attend each meeting of the Board and any Committee of which the director is a member, and to be reasonably available to management and the other directors for consultation between meetings. In particular, directors should attend sufficient meetings to avoid falling below the attendance level that would require disclosure in the Company’s annual proxy statement. A director whose participation falls below that threshold for two years will be subject to review by the Governance and Nominating Committee for continued membership on the Board.

2.5.2  Review of Materials.  Directors should review carefully information distributed to them prior to Board and Committee meetings. If directors have questions either about the materials distributed or Company operations generally that are not likely to be of general interest or relevance to the entire Board, those issues should be discussed by the director with Management between Board meetings.

2.5.3  Corporate Opportunities.  Directors shall make business opportunities relating to the Company’s business available to the Company before pursuing the opportunity for the director’s own or another’s account.

2.5.4  Stock Ownership.  Directors should be stockholders and have a financial stake in the Company. While the Board does not believe it appropriate to specify the level of share ownership for individual directors, each director should develop a meaningful ownership position in the Company over time.

2.5.5  Education.  Each director is expected to take steps reasonably necessary to be adequately informed about the Company and external matters affecting it and to enable the director to function effectively on the Board and Committees on which the director serves.

2.6  Board Evaluations; Assessing the Board’s Performance.  The Board shall be responsible for annually conducting a self-evaluation. The Governance and Nominating Committee shall be responsible for establishing the evaluation criteria and implementing the process for such evaluation. There should be regular, candid discussions between the Chief Executive Officer and the directors, individually and/or as a group, about how best to maximize each director’s contribution to the Board. The Chairperson of the Governance and Nominating Committee and the Chief Executive Officer should periodically discuss the Board’s performance and the contributions made by directors, with a view to making full and productive use of directors’ talents and improving the performance of the Board. This discussion should be about the Board’s contribution as a whole and specifically reference areas in which the Board and/or management believes a better contribution could be made. The purpose of these discussions is to increase the overall effectiveness of the Board, not to target individual directors. If it appears, however, to the Chairperson of the Nominating and Governance Committee and the Chief Executive Officer that a particular director’s contribution to the Board is not consistent with the Company’s needs at the time, or the director is disruptive to the smooth functioning of the Board as a whole, they should feel free to hold appropriate discussions with that director and make recommendations to the Nominating and Governance Committee or to the Board as whole, as appropriate.

3.	Committee Matters

3.1  Number, Titles and Charters of Committees.  The current standing Board Committees are (a) Audit, (b) Compensation, (c) Executive and (d) Governance and Nominating. This structure meets the Company’s present needs. Each Committee should review its charter and activities annually, with the assistance of inside or outside counsel and advisers, as appropriate, to make certain that they are consistent with then-current sound governance practices and legal requirements.

3.2  Independence of Committees.  All members of the Audit, Compensation and Governance and Nominating Committees will be independent directors.

3.3  Assignment and Rotation of Committee Members.  The Governance and Nominating Committee is responsible, after consultation with the Chief Executive Officer and consideration of the desires of individual directors, for recommending the assignment of directors to various Committees. Committee members are appointed by the Board. Each independent director is expected to serve at all times on at least one, and preferably two, Committees. Consideration will be given to rotating Committee assignments periodically, but rotation should not be mandated as there may be reasons, at a given point in time, to maintain an individual director’s Committee membership.

3.4  Chairman of Committees.  All standing Board Committees other than the Executive Committee shall be chaired by independent directors. Each Committee Chairperson should normally have had previous service on the applicable Committees. Committee Chairpersons are appointed by the Board.

3.5  Frequency and Length of Committee Meetings.  Each Committee Chairman, in consultation with Committee members, will determine the frequency and length of each Committee’s meetings.

3.6  Committee Agenda.  Each Committee Chairman, in consultation with the appropriate members of the Committee and management, will develop the Committee’s agenda. Each Committee will issue annually a schedule of proposed meeting dates and agenda items for the upcoming year (to the degree these items can be foreseen). These agendas will be shared with the Board.

3.7  Attendance at Committee Meetings.  Attendance of other non-Committee persons at Committee meetings will be at the pleasure of the Committee. Committee meetings shall be open to any member of the Board who wishes to attend, unless the subject matter of the meeting involves the particular director or the Committee determines otherwise. Committees should regularly have opportunities to meet in executive session.

3.8  Minutes and Reports.  Minutes of each Committee meeting or action will be kept and distributed to the Board. Each Committee will report regularly to the Board on substantive matters considered by the Committee.

3.9  Term of Committee Service.  Formal term limits for Committee membership are not necessary, however no Committee member should have an expectation of permanent membership.

4.	Management Development Matters; Succession Planning

4.1  Evaluation and Compensation of the Chief Executive Officer.  The Compensation Committee should develop with the Chief Executive Officer and discuss with the Board appropriate criteria upon which the Chief Executive Officer’s compensation and performance will be evaluated annually. The non-employee directors should annually meet in executive session to receive and discuss the Compensation Committee’s recommendations as to the Chief Executive Officer’s compensation and performance.

4.2  Succession Planning and Management Development.  There should be an annual report to the Board by the Chief Executive Officer on succession planning and management development, both short term and long term. The Compensation Committee should monitor issues associated with Chief Executive Officer succession and management development, and regularly report to the Board on them. This should include issues associated with preparedness for the possibility of an emergency situation involving senior management, the long-term growth and development of the senior management team, and identifying the Chief Executive Officer’s successor.

5.	Other Matters

5.1  Policy Against Company Loans.  Neither the Company nor any of its subsidiaries shall provide loans, loan guarantees, or otherwise directly or indirectly extend credit to any executive officer of the Company, or any director of the Company. Payment or reimbursement for expenses, cashless exercises of stock options, and 401(k) loans in an executive officer’s personal benefit plan account will not be deemed violation of the foregoing policy.

5.2  Board Access to Management.  Directors have complete access to management. Directors will use judgment to be sure that such contacts are not distracting to the business operations of the Company and that, in general, the Chief Executive Officer is made aware of such contacts.

5.3  Board Interaction With Third Parties.  Management should coordinate all contacts with outside constituencies, such as the press, customers, investors, analysts or the financial community. If an individual director intends to meet or otherwise substantively communicate with these constituencies about Company matters, this should generally be done only after consulting with the Chief Executive Officer.

5.4  Insurance, Indemnification and Limitation of Liability.  The directors shall be entitled to have the Company purchase directors’ and officers’ liability insurance on their behalf as is reasonable under the circumstances, to the benefits of indemnification to the fullest extent permitted by law and the Company’s Articles of Incorporation or Bylaws and any indemnification agreements, and to exculpation as provided by law and the Company’s Articles of Incorporation.

5.5  Amendments of Guidelines.  The Governance and Nominating Committee will review these Guidelines at least annually to ensure that they remain suitable for the needs of the Company. The Governance and Nominating Committee will recommend needed changes to the Board.

Each of us, as a member of the Board of Directors of Fremont General Corporation, agrees to support these Guidelines on Significant Governance Issues.

James A. McIntyre	Robert F. Lewis

Louis J. Rampino	Thomas W. Hayes

Wayne R. Bailey	Dickinson C. Ross

Russell K. Mayerfeld

APPENDIX E

FREMONT GENERAL CORPORATION

CODE OF ETHICS
FOR SENIOR FINANCIAL OFFICERS

This Code of Ethics for Senior Financial Officers has been adopted by the Board of Directors (the “Board”) of Fremont General Corporation (the “Company”). The honesty, integrity, sound judgment and professional and ethical conduct of our Senior Financial Officers is fundamental to the reputation, functioning and success of the Company.

Accordingly, the Board has adopted this Code of Ethics as a set of guidelines pursuant to which our Senior Financial Officers should perform their duties. For the purposes of this Code, Senior Financial Officers mean the Chief Executive Officer, President, Chief Financial Officer, the Treasurer and any other person who acts as a senior financial officer. The specific executives who are subject to this Code from time to time will be designated by, and informed of such designation, by the Board.

In carrying out their duties, each Senior Financial Officer must:

•	Act with honesty and integrity, including the ethical handling of any actual or apparent conflicts of interest between his or her personal and professional relationships;

•	Avoid conflicts of interest and disclose to the Company’s General Counsel/Chief Legal Officer transactions or relationships that reasonably could be expected to give rise to such a conflict;

•	Promote full, fair, accurate, timely and understandable disclosure in the reports and documents that the Company files with, or submits to, the Securities and Exchange Commission and in other public communications made by the Company;

•	Encourage and reward professional integrity in all aspects of our financial organization and eliminate barriers to responsible behavior, such as coercion, fear of reprisal or alienation from the financial organization of the Company;

•	Take all reasonable measures to protect the confidentiality of non-public information about the Company and its subsidiaries and their customers obtained or created in connection with the Senior Financial Officer’s activities and to prevent the unauthorized disclosures of such information unless required by applicable law or regulation or legal or regulatory process;

•	Comply and take all reasonable actions to cause the Company to comply with applicable governmental laws, rules and regulations, as well as the rules of any exchange on which the securities of the Company are admitted for trading;

•	Promptly report violations of this Code, including any violations of governmental laws, rules or regulations, to the Audit Committee; and

•	Promote ethical and honest behavior in the workplace.

Senior Financial Officers are prohibited from directly or indirectly (i) taking any action to coerce, manipulate, mislead or fraudulently influence any independent public auditors engaged in the performance of an audit or review of the Company’s financial statements that could result in rendering such financial statements materially misleading or (ii) making or causing to be made a materially false or misleading statement to an auditor in connection with any such audit or review.

Any request for a waiver of any provision of this Code must be in writing and addressed to the Audit Committee, which shall have the sole and absolute discretionary authority to approve any such waiver. Any waiver and the grounds for such waiver for a Senior Financial Officer shall be promptly disclosed through a filing on Form 8-K or by any other means approved by the Securities and Exchange Commission.

This Code is a statement of certain fundamental principles, policies and guidelines that govern the Company’s Senior Financial Officers in the conduct of the Company’s business. It is not intended to and does not create any rights in any employee, customer, supplier, competitor, stockholder or any other person or entity.

E-1

ACKNOWLEDGEMENT FORM

I have received and read the Code of Ethics for Senior Financial Officers, and I understand its contents. I agree to comply fully with the standards contained in this Code of Ethics. I understand that I have an obligation to report to the Audit Committee any violations of this Code of Ethics:

Signature

Name

Date

E-2

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
FREMONT GENERAL CORPORATION
Annual Meeting of Stockholders — May 18, 2006
     The undersigned hereby appoints Patrick E. Lamb and Raymond G. Meyers, and each of them, with power to act without the other and with full power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Fremont General Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business that may properly come before the Annual Meeting of Stockholders of the Company to be held on May 18, 2006 or any postponement or adjournment thereof, with all powers which the undersigned would possess if present at the Annual Meeting.
(Continued, and to be dated and signed on reverse side)

Address Change/Comments: Mark the corresponding box on the reverse side

 FOLD AND DETACH HERE 
YOUR VOTE IS IMPORTANT TO THE COMPANY.
YOU MAY VOTE BY TELEPHONE OR THE INTERNET
USING THE INSTRUCTIONS ON THE REVERSE SIDE
***OR***
PLEASE SIGN AND RETURN YOUR PROXY BY
TEARING OFF THE TOP PORTION OF THIS SHEET
AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
You may opt to receive future proxy and stockholder materials by
ELECTRONIC DELIVERY of these documents
by completing the appropriate section on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION	Mark Here	☐
IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS	for Address
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.	Change
PLEASE SEE REVERSE SIDE

The Board of Director
recommends			WITHHOLD
a vote FOR Items 1, 2 and 3.		FOR	FOR ALL			FOR	AGAINST	ABSTAIN
ITEM 1:	ELECTION OF DIRECTORS NOMINEES:	☐	☐	ITEM 2:	APPROVAL OF 2006 PERFORMANCE INCENTIVE PLAN	☐	☐	☐
				ITEM 3:	RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS	☐	☐	☐

01	James A. McIntyre	05	Robert F. Lewis
02	Louis J. Rampino	06	Russell K. Mayerfeld
03	Wayne R. Bailey	07	Dickinson C. Ross
04	Thomas W. Hayes

Withhold for the nominees you list below
(write that nominee’s name in the space provided below):

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at http://www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

Dated:		, 2006

Signature

Signature if held jointly
Please sign exactly as your name appears on this Voting Form.
If shares are in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating such officer’s title.
Trustees, guardians, executors and administrators should sign in the partnership name by an authorized person, stating such person’s title and relationship to the partnership.

Signature	Signature	Date

Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

 FOLD AND DETACH HERE 
Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week
Internet and telephone voting is available through 11:59 PM Eastern
Time the day prior to annual meeting day.
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.proxyvoting.com/fmt		1-866-540-5760
Mark, sign and date
Use the Internet to vote your proxy.	OR	Use any touch-tone	OR	your proxy card
Have your proxy card in hand when you access the web site.		telephone to vote your proxy. Have your proxy card in hand when you call.		and return it in the enclosed postage-paid envelope.
If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.
You can view the Annual Report and Proxy Statement on the
Internet at: www.fremontgeneral.com under Financials.